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TABLE OF CONTENTS 2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

First Financial Bancorp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of Annual Meeting of Shareholders

Items of Business:

Our Annual Meeting of Shareholders will be held at 10:00 am Eastern Time, Tuesday, May 28, 2019. You can attend the 2019 Annual Meeting online and vote your shares electronically. The Annual Meeting will be completely virtual and conducted through the online means described below. The Annual Meeting of Shareholders is held for the following purposes:

1.  To elect fifteen directors nominated by the Board of Directors to serve until the next annual meeting of shareholders and until their respective successors have been elected;

2.  To ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2019;

3.  To approve, on an advisory basis, the compensation of the Company's executive officers; and

4.  To consider and act upon any other matters that may properly come before the meeting.

Only shareholders of record at the close of business on April 1, 2019 are eligible to participate and entitled to vote at the Annual Meeting or at any adjournment of the Annual Meeting.

About the Meeting: Meeting Date: May 28, 2019 Time: 10:00 am Eastern Time Virtual Shareholder Meeting: www.virtualshareholdermeeting.com/ffbc19 Record Date: April 1, 2019 Mailing Date: April 18, 2019

BY ORDER OF THE BOARD OF DIRECTORS

Karen B. Woods
Corporate Secretary

Important Notice regarding the Internet availability of Proxy Materials for the Annual Meeting The proxy statement and 2018 Annual Report are available at www.bankatfirst.com/investor. Your vote is very important. We urge all shareholders to vote on the matters listed above and described in the proxy statement as soon as possible, whether or not they attend the online Annual Meeting. For your convenience, you may attend the webcast of the meeting via the Internet at www.virtualshareholdermeeting.com/ffbc19 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted at www.virtualshareholdermeeting.com/ffbc19. You will be able to vote your shares while attending the Annual Meeting by following the instructions on the website. While our management will address questions from shareholders who have submitted their questions electronically prior to the Annual Meeting, the webcast will not allow you to ask questions of management during the meeting. You may visit www.proxyvote.com at any time prior to the Annual Meeting to ask questions of our executive management that may be addressed in the Annual Meeting and access information about the Company.

Proxy and Annual Meeting Summary

We are sending this proxy statement and the accompanying proxy card to you as a shareholder of First Financial Bancorp., an Ohio corporation, in connection with the solicitation of proxies for the 2019 Annual Meeting of Shareholders (the "Annual Meeting"). Our Board of Directors is soliciting proxies for use at the Annual Meeting, or at any postponement or adjournment of the Annual Meeting.	If you would like to help us reduce our costs incurred in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Voting Matters

Proposal		Approval Required	Board's Recommendation	Page Reference

1.	Election of Directors	Affirmative vote of a plurality	For Each Nominee	8
2.	Ratify the Appointment of Crowe LLP as our Independent Registered Public Accounting Firm for 2019	Majority of votes present, in person or by proxy, and entitled to vote		17
3.	Approve, on an Advisory Basis, the Compensation of the Company's Executive Officers	Majority of votes present, in person or by proxy, and entitled to vote		19

We are not aware of any other matters that will be brought before the shareholders for a vote at the Annual Meeting. If any other matter is properly brought before the meeting, your completed proxy may, if you have so selected, give your proxies the authority to vote on these other matters in their best judgment.

In this proxy statement, the "Company," "First Financial," "First Financial Bancorp," "we," "our," or "us" all refer to First Financial Bancorp. and its subsidiaries, unless the context otherwise requires. We also refer to the Board of Directors of First Financial as the "Board." References in this proxy statement to "common shares" or "shares" refer to the Company's common shares.

Unless otherwise noted, the information in this proxy statement covers our 2018 fiscal year that began January 1, 2018 and ended December 31, 2018.

How to Vote

Review the proxy statement and vote in one of these three ways:

Vote Online	Vote by Phone	Vote by Mail

■ Before the Meeting: Go to www.proxyvote.com ■ During the Meeting: Go to www.virtualshareholdermeeting.com/ffbc19	By calling 1-800-690-6903	By signing, dating, and returning your proxy card in the enclosed envelope

2019 Proxy Statement    |    Proxy and Annual Meeting Summary        1

First Financial Bancorp Board of Directors

Director Nominees

The first item of business at the Annual Meeting will be the election of fifteen directors of the Company. The nominees, including their occupation and committee memberships during 2018, are set forth in the table below.

Name	Age	Occupation	Director Since	Audit	Compensation	Corporate Governance and Nominating	Risk and Compliance	Enterprise Risk	Compliance and Community Development	Capital Markets

J. Wickliffe Ach	70	Retired as President and Chief Executive Officer of Hixson Inc.	2007			C

Kathleen L. Bardwell	62	Senior Vice President, Chief Compliance Officer of STERIS Corporation.	2018	VC		VC

William G. Barron	69	Chairman and President of Wm. G. Barron Enterprises, Inc.	2018			M			M

Vincent A. Berta	60	President and Managing Director of Covington Capital, LLC	2018					C		M

Cynthia O. Booth	61	President and Chief Executive Officer of COBCO Enterprises, LLC,	2010						C	VC

Archie M. Brown, Jr.	58	President and Chief Executive Officer of First Financial Bancorp. and First Financial Bank	2018

Claude E. Davis	58	Executive Chairman of First Financial Bancorp and First Financial Bank	2004

Corinne R. Finnerty	62	Principal and sole shareholder of the law firm of McConnell Finnerty PC	1998			M		VC

Erin P. Hoeflinger	53	Senior Vice President, Business Strategy and Execution of Aetna	2018			M		VC

Susan L. Knust	65	Owner and Manager of several businesses that own, lease and manage industrial and commercial real estate	2005		VC				M

William J. Kramer	58	Vice President of Operations and director of Valco Companies, Inc.	2005	C	M

John T. Neighbours	69	General Counsel and advisor to the board of AmeriQual Group Holdings	2016					M		M

Thomas M. O'Brien	62	Senior advisor with the Boston Consulting Group	2018	M	C

Richard E. Olszewski	69	Owner and operator of two 7-Eleven Food Store franchises in Griffith	2005			M		M

Maribeth S. Rahe	70	President and Chief Executive Officer of Fort Washington Investment Advisors, Inc.	2010	M						C

C = Chairperson

VC = Vice Chairman

M = Member

2        2019 Proxy Statement    |    Proxy and Annual Meeting Summary

Board Highlights

Business Highlights

2018 was a transformational year for the Company. In April 2018, we completed the merger with MainSource Financial Group, an Indiana-based bank holding company. As a result of the merger, the Company grew by $4.4 billion in assets, $2.8 billion in loans and $3.3 billion in deposits. Following the merger, our Board was reconstituted with nine former members of the Company's board and six former members of MainSource's board. We also reorganized our executive team, with our former Chief Executive Officer becoming Executive Chair and MainSource's former President and Chief Executive Officer becoming President and Chief Executive Officer of the Company. Notwithstanding these significant changes, the Company continued its pattern of excellent profitability, as discussed in the business highlights on page 34 of this proxy statement.

1.
Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix A for Non-GAAP reconciliation.

2019 Proxy Statement    |    Proxy and Annual Meeting Summary        3

Questions and Answers about this Proxy Statement and the Annual Meeting

Why am I receiving this Proxy Statement?

We are making available this Notice of Annual Meeting of Shareholders, proxy statement, and annual report for the year ended December 31, 2018 (the "proxy materials"), either online or by mail, in connection with the 2019 Annual Meeting of Shareholders of First Financial because you are a shareholder of record of the Company as of the close of business on April 1, 2019 (the "record date"). This proxy statement describes the matters on which you are asked to vote and provides information about those matters and about the Company so that you can make an informed decision.

This proxy statement and related materials are being mailed to, or can be accessed online by, shareholders on or about April 18, 2019.

What is Notice and Access and why did First Financial elect to use it?

We are making the proxy materials and annual report available to our shareholders electronically via the Internet under the Notice and Access regulations of the U.S. Securities and Exchange Commission ("SEC"). Many of our shareholders have received a Notice of Internet Availability of Proxy Materials ("Notice of Internet Availability") in lieu of receiving a full set of printed materials in the mail. We are using the Notice and Access method to expedite distribution and reduce the costs associated with printing and mailing these materials.

The Notice of Internet Availability includes information on how to access and review the proxy materials and how to vote online, by phone, or by attending the Annual Meeting virtually via the Internet. The proxy materials and annual report, as well as other reports filed with or furnished to the SEC, can be accessed free of charge at www.bankatfirst.com/investor. You may also access this information by searching "Company Filings" at www.sec.gov.

I received a Notice of Internet Availability of Proxy Materials only. How can I receive printed copies of the proxy statement and annual report?

Shareholders may receive a printed copy of the annual report and proxy materials, free of charge, by following the instructions on the Notice of Internet Availability for receiving such materials:

  1) BY INTERNET: www.proxyvote.com
  2)   BY TELEPHONE: 1-800-579-1639
  3)   BY E-MAIL: sendmaterial@proxyvote.com

Who is paying for the cost of this proxy solicitation?

First Financial is paying for the costs associated with preparing, printing and mailing these proxy materials. In addition, we will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding the proxy materials to beneficial owners of our shares and soliciting their proxies.

In the event the Board hires a third party to solicit proxies, First Financial will pay the costs associated with the third party proxy solicitor. Our directors, officers and associates also may solicit proxies from our shareholders by further mailings, personal contact, phone, or e-mail, but these individuals will not receive additional compensation for this solicitation activity.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on April 1, 2019 will be entitled to notice of and to vote at the Annual Meeting. Each common share owned at the close of business on April 1, 2019 entitles its owner to one vote on each proposal being considered at the Annual Meeting.

The common shares are the Company's only voting securities entitled to vote at the Annual Meeting. At the close of business on April 1, 2019, there were 98,611,921 common shares outstanding and entitled to vote.

4        2019 Proxy Statement    |    Questions and Answers about this Proxy Statement and the Annual Meeting

How do I vote my shares?

Even if you plan to attend the Annual Meeting virtually via the Internet, as described below, we strongly encourage you to vote prior to the meeting. Shareholders of record may vote using any of the following methods:

  Online Voting:  You may vote before or during the meeting through the Internet as instructed on your Notice of Internet Availability or proxy card. Before the Annual Meeting, you may go to http://www.proxyvote.com to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 27, 2019. During the meeting, you may go to www.virtualshareholdermeeting.com/ffbc19 to attend the meeting via webcast and vote online. You should have your proxy card or Notice of Internet Availability in hand when you access either of these websites and follow the instructions to obtain your records and to vote.

  Vote by Phone:  Telephone voting is available toll-free at 1-800-690-6903 up until 11:59 pm Eastern Time on May 27, 2019. You should have your proxy card or Notice of Internet Availability or proxy card in hand when making this call.

  Vote by Mail:  Complete, sign and date your proxy card and return it in the envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Proxy cards must be received by 11:59 p.m. Eastern Time on May 27, 2019.

If you hold your shares in "street name" at a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or other nominee on how to vote your shares.

What is the difference between holding shares directly as a shareholder of record and holding shares in "street name" at a bank, broker or other nominee?

  Shareholder of Record:  If your shares are registered directly in your name with our transfer agent, Computershare Shareholder Services, you are considered the shareholder of record and the proxy materials or a Notice of Internet Availability were sent directly to you. As the shareholder of record, you have the right to grant your voting proxy directly by using the enclosed proxy card, through the online voting methods described in this proxy statement, by phone, or by voting electronically during the Annual Meeting.

  Holding shares in "street name" at a bank, broker or other nominee:  If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in "street name." The proxy materials, Notice of Internet Availability, or voting instruction card was forwarded to you by your bank, broker or other nominee who is considered the shareholder of record of your shares. Your bank, broker or other nominee will send you, as the beneficial owner, separate information describing how you can vote your shares.

What happens if I sign, date and return my proxy card, or complete the online or telephonic proxy methods, but do not specify how I want my shares voted on one or more of the proposals?

Your shares will be voted in the manner you specify on each proposal. If you are a shareholder of record and sign, date and return a proxy or submit a proxy online or by telephone, but do not provide voting instructions on one or more proposals, your vote will be counted as a vote "for" all of the Company's nominees for directors and "for" Proposals 2 and 3.

If you hold your shares in "street name" and have not returned voting instructions on one or more proposals, your bank, broker or nominee may vote your shares only on those proposals for which it has discretion to vote. We believe that under applicable rules, your bank, broker or nominee has discretion to vote your shares on the ratification of our independent registered accounting firm (Proposal 2), which is considered a routine matter. However, your bank, broker or nominee does not have discretion to vote your shares on certain other matters considered non-routine such as the election of directors (Proposal 1) or the advisory approval of executive compensation (Proposal 3). If you do not provide voting instructions on a non-routine proposal, your shares will be considered "broker non-votes." The effect of a "broker non-vote" on each proposal is detailed in the questions and answers under the heading "Annual Meeting Information" below.

What if I indicate "Withheld" with respect to the election of one or more directors or "Abstain" with respect to any of the other proposals being considered?

The effect of these voting specifications on each proposal is detailed in the questions and answers under the heading "Annual Meeting Information" below.

2019 Proxy Statement    |    Questions and Answers about this Proxy Statement and the Annual Meeting        5

Can I change my proxy vote?

You may revoke your proxy at any time before it is actually exercised at the Annual Meeting by:

  ■
  Sending a written notice of revocation to First Financial Bancorp, Attn: Karen B. Woods, Corporate Secretary, 255 East Fifth Street, Suite 2900, Cincinnati, Ohio 45202;

  ■
  Delivering a later dated proxy (including by using the online or telephone voting methods); or

  ■
  Attending the virtual Annual Meeting and giving notice of revocation electronically during the meeting.

If you hold your shares in "street name" and instructed your bank, broker or other nominee to vote your common shares and you would like to revoke or change your vote, you must follow the instructions provided by your bank, broker or other nominee.

What if my shares are held through the First Financial Bancorp 401(k) Savings Plan (applicable to traditional or Roth contribution plans)?

You will receive an electronic Notice of Internet Availability unless you opted to receive paper copies of the proxy materials. The Notice of Internet Availability will contain voting instructions for all shares registered in the exact same name, whether inside or outside of the First Financial Bancorp 401(k) Savings Plan (the "Savings Plan"). If you hold shares outside of the Savings Plan and they are not registered in the same name as those within the Savings Plan, you will receive a separate Notice of Internet Availability or proxy card for the shares held outside of the Savings Plan.

Voting instructions with respect to shares held in the Savings Plan must be received by 11:59 pm Eastern Time on May 23, 2019. All voting instructions you give with respect to these shares will be kept confidential. If you do not timely submit voting instructions for these shares, the shares allocated to you, together with all unallocated shares held in the Savings Plan, will be voted in accordance with the pro-rata vote of participants in the Savings Plan who did provide instructions.

Who should I contact if I have questions about this proxy solicitation and where can I get assistance in voting my shares?

You may contact us at InvestorRelations@bankatfirst.com or call our Investor Relations department toll free at 1-877-322-9530 if you have any questions or need assistance in voting.

How many votes must be present in person or by proxy to hold the Annual Meeting?

A quorum must exist before business can be conducted at the Annual Meeting. Under our Amended and Restated Regulations (the "Amended Regulations"), a quorum will exist if a majority of the common shares outstanding as of the record date are present in person or by proxy. At the close of business on April 1, 2019, there were 98,611,921 common shares outstanding. A majority, or 49,305,962 common shares, present in person or by proxy, will constitute a quorum.

6        2019 Proxy Statement    |    Questions and Answers about this Proxy Statement and the Annual Meeting

What proposals are being considered and how many votes are needed for each proposal to be approved by the shareholders?

Proposal		Approval Required	Effect of an Abstention (or Withheld Vote with respect to Proposal 1)	Effect of a Broker Non-Vote

1.	Election of Directors	Affirmative vote of a plurality	No effect on election voting but see "Policy on Majority Voting" in the Corporate Governance section of this proxy statement	No effect
2.	Ratify the Appointment of Crowe LLP as our Independent Registered Accounting Firm for 2019	Majority of votes present, in person or by proxy, and entitled to vote	Will be treated as a vote AGAINST the proposal	Not Applicable
3.	Approve, on an Advisory Basis, the compensation of the Company's Executive Officers	Majority of votes present, in person or by proxy, and entitled to vote	Will be treated as a vote AGAINST the proposal	No effect

How can I attend the Annual Meeting?

You can attend our 2019 Annual Meeting via the Internet or by proxy.

Our 2019 Annual Meeting will take place via a webcast at www.virtualshareholdermeeting.com/ffbc19. You may vote while attending the webcast meeting by following the instructions at www.virtualshareholdermeeting.com/ffbc19. You will not be able to submit questions to executive management or the Board via this webcast during the Annual Meeting. To attend the Annual Meeting via www.virtualshareholdermeeting.com/ffbc19, you will need the control number included on the Notice of Internet Availability or proxy card that was mailed to you. Instructions on how to attend and participate in the Annual Meeting via the Internet are posted at www.virtualshareholdermeeting.com/ffbc19.

How do I find out the voting results from the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and will disclose the final voting results in a current report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Can I elect to only receive First Financial's proxy materials and annual reports electronically?

Shareholders can elect to receive future proxy materials and annual reports electronically instead of receiving print copies of these items in the mail. You can make this election by following the instructions provided on your proxy card or Notice of Internet Availability or by going to www.proxyvote.com and following the instructions provided there.

If you choose to receive future proxy statements and annual reports electronically and you continue to hold shares as of the record date of the next annual meeting, you will receive an e-mail message next year that includes access information for these materials as well as instructions for online voting.

What is "householding?"

If two or more shareholders reside at the same address and appear to be members of the same family, we may send a single copy of the proxy materials, or Notice of Internet Availability, to that address unless one of the shareholders at that address notifies us that they wish to receive individual copies of the material. This procedure reduces our printing and mailing costs. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions for each shareholder account.

How do I stop participating in the householding program?

To stop participating in the householding program, contact Broadridge Householding Department by calling toll free at 1-866-540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of Broadridge's receipt of your instruction.

2019 Proxy Statement    |    Questions and Answers about this Proxy Statement and the Annual Meeting        7

Proposal 1—Election of Directors

Our Board currently consists of fifteen members, thirteen of whom are non-employee directors. Our Amended Regulations provide that the Board shall consist of not less than nine nor more than 25 persons, with the exact number to be fixed and determined from time to time by resolution of the Board or by resolution of the shareholders at any annual or special meeting of shareholders. Any vacancy may be filled by the Board in accordance with law and our Amended Regulations for the remainder of the term of the vacant directorship. The Board has established the number of directors at fifteen.

Our Board has approved the nomination of the following fifteen persons as candidates for election as director, each for a one-year term: J. Wickliffe Ach, Kathleen L. Bardwell, William G. Barron, Vincent A. Berta, Archie M. Brown, Jr., Cynthia O. Booth, Claude E. Davis, Corinne R. Finnerty, Erin P. Hoeflinger, Susan L. Knust, William J. Kramer, John T. Neighbours, Thomas M. O'Brien, Richard E. Olszewski, and Maribeth S. Rahe. Each of the nominees is an incumbent director. The Governance and Nominating Committee ("CGNC") recommended all fifteen nominees to the Board, which in turn unanimously approved the nomination of all fifteen persons.

In the event that any one or more of the nominees becomes unavailable or unable to serve as a director prior to the Annual Meeting, your submitted proxy will be voted to elect the remaining nominees and any substitute nominee or nominees designated by the Board. We have no reason to believe that any nominee will be unable or decline to serve as a director.

The fifteen nominees for director receiving the most votes at the Annual Meeting will be elected as directors. You can find additional information about our Policy on Majority Voting in the Corporate Governance section of this proxy statement. The general considerations and criteria for assessing director candidates are established in the Charter of the Board's Governance and Nominating Committee (available at www.bankatfirst.com/investor). These considerations and criteria are also summarized in the Corporate Governance section of this proxy statement.

Below is information concerning the nominees for directors, including their present and past professional positions, current directorships with other companies or organizations, and key qualifications and attributes qualifying them to serve on our Board. The age indicated for each nominee below is their age as of April 1, 2019. For information regarding ownership of shares of the Company by nominees and directors of the Company, see the Shareholdings of Directors, Executive Officers and Nominees for Director section of this proxy statement. Except as noted, there are no arrangements or understandings between any director or any nominee and any other person pursuant to which such director or nominee is or was nominated to serve as director.

8        2019 Proxy Statement    |    Proposal 1—Election of Directors

J. Wickliffe Ach Mr. Ach recently retired from his role as President and Chief Executive Officer of Hixson Inc.	Age: Director Since: Committees:	70 2007 Lead Independent Director effective April 1, 2018 Corporate Governance & Nominating (Chair)
QUALIFICATIONS

■
Mr. Ach recently retired from his role as President and Chief Executive Officer of Hixson Inc., an architectural engineering firm located in Cincinnati, Ohio. He served in this role from 1993 until his retirement on May 31, 2018.

■
Mr. Ach is presently the Lead Independent Director of the Board of Directors of First Financial Bancorp. He previously served as the Vice Chair of the Board of Directors.

■
Mr. Ach presently serves on the board of directors of Setzer Corp. (a private corporation located in Dayton, Ohio that is a construction contractor) and on the board of trustees of Grote Enterprises (a private construction company located in Cincinnati, Ohio). Mr. Ach also serves on the board of directors of the CISE Foundation, a Cincinnati not-for-profit organization. He is or has been involved in a number of business and civic organizations, including the Cultural Facilities Task Force of Hamilton County, Ohio, relating primarily to the Cincinnati Museum Center and Music Hall facilities. Mr. Ach is President of the Union Terminal Corporation.

As a seasoned business owner and entrepreneur, Mr. Ach brings valuable insight to the Board in strategic and cultural matters. Mr. Ach's involvement in the Cincinnati business community provides added understanding of our growing Cincinnati market area. Furthermore, his specific background in architectural engineering provides added value in our strategies related to physical banking center locations and design.

Kathleen L. Bardwell Ms. Bardwell currently serves as Senior Vice President, Chief Compliance Officer of STERIS Corporation.	Age: Director Since: Committees:	62 2018 Audit (Vice Chair), Corporate Governance & Nominating (Vice Chair)
QUALIFICATIONS

■
Ms. Bardwell currently serves as Senior Vice President, Chief Compliance Officer of STERIS Corporation. In her role she is responsible for Regulatory Affairs, AST Quality Operations, Global Compliance, Corporate Internal Audit and Security and serves as STERIS' chief compliance officer, chief audit executive and on its ethics committee. She brings over 35 years of audit and accounting experience to the Company's Board of Directors.

■
Ms. Bardwell is a member of the National Association of Corporate Directors (NACD), the American Institute of Certified Public Accountants (AICPA), the Ohio Society of CPAs (OSCPA), the Institute of Internal Auditors (IIA), the American Society for Quality (ASQ) and AdvaMed. She has been a Certified Public Accountant since 1989 and received a Certification in Risk Management Assurance (CRMA) designation in 2013.

Ms. Bardwell previously served as a director of MainSource Financial Group, Inc. and MainSource Bank, from 2011 until April 1, 2018. Ms. Bardwell's many years of expertise relating to regulatory compliance and financial reporting controls, both of which are vital in the financial services industry, her experience with publicly traded companies, and her qualification as an audit committee financial expert provide valuable insight to the Company.

2019 Proxy Statement    |    Proposal 1—Election of Directors        9

William G. Barron He has been Chairman and President of Wm. G. Barron Enterprises, Inc., a commercial real estate broker, manager and developer, since June 1994.	Age: Director Since: Committees:	69 2018 Compliance and Community Development, Corporate Governance & Nominating
QUALIFICATIONS

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Mr. Barron is a commercial-industrial real estate specialist. He has been Chairman and President of Wm. G. Barron Enterprises, Inc., a commercial real estate broker, manager and developer, since June 1994. Since 1997, Mr. Barron has been designated a Certified Commercial Investment Member, which signifies expertise in commercial real estate brokerage, leasing, valuation, asset management and investment analysis.

■
In addition, Mr. Barron is President of Owensboro Self Bailment, LLC, a self-storage holding company, and Gunston, LLC, a real estate holding company. Prior to these activities, Mr. Barron served as Vice President (1974-81), President (1981-87) and Chairman and CEO (1987-94) of Barron Homes, Inc., a residential home building company.

Mr. Barron previously served as a director of MainSource Financial Group, Inc. beginning in 1989 and as a director of MainSource Bank from 2011 until April 1, 2018, following prior service on the MainSource Bank board from 1983 to 2000.

Mr. Barron is very active in his community in both civic and charitable positions, including Former Chairman of the Board of the Owensboro Family YMCA, YMCA Endowment Fund Committee, Former Board member of Mentor Kids Kentucky, Board Member and past President of the Owensboro Homebuilders Association, and Board member of Owensboro Daviess County Chamber of Commerce. Mr. Barron has served as President of the Owensboro Rotary Club. Mr. Barron is a graduate of Leadership Owensboro and Leadership Kentucky.

Mr. Barron brings extensive experience in the banking, homebuilding and commercial real estate development industries and a deep commitment to community which provide valuable expertise to the Company.

Vincent A. Berta Mr. Berta currently serves as the President and Managing Director of Covington Capital, LLC.	Age: Director Since: Committees:	60 2018 Capital Markets, Enterprise Risk (Chair)
QUALIFICATIONS

■
Mr. Berta currently serves as the President and Managing Director of Covington Capital, LLC, a private investment firm providing specialized investment banking and advisory services primarily to financial, real estate and investment companies.

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Mr. Berta has 34 years of experience in the financial services industry, previously serving as the Executive Vice President and Regional Chairman of US Bank Corporation, the Chairman, President and Chief Executive Officer of Trans Financial, Inc., a $2.3 billion bank acquired by US Bank Corporation in 1998, and a partner in Landmark Financial Advisors, Inc., a registered investment advisory company he co-founded in 2002. Mr. Berta also served as a chief financial officer and in various other roles for banking institutions. Mr. Berta is active in various community and civic associations, including work on the Focus 2030 Comprehensive Plan, which was formed to provide a community framework for growth in Bowling Green, Kentucky.

Mr. Berta previously served as a director of MainSource Financial Group, Inc. and MainSource Bank from 2016 until April 1, 2018.

Mr. Berta's significant experience in the financial services industry, including specifically his executive experience as an officer of banking institutions, provides valuable insight and knowledge to the Board.

10        2019 Proxy Statement    |    Proposal 1—Election of Directors

Cynthia O. Booth Ms. Booth is the President and Chief Executive Officer of COBCO Enterprises, LLC.	Age: Director Since: Committees:	61 2010 Capital Markets (Vice Chair), Compliance and Community Development (Chair)
QUALIFICATIONS

■
Ms. Booth is the President and Chief Executive Officer of COBCO Enterprises, LLC, the owner and operator of eight McDonald's restaurants in the Cincinnati area. Prior to forming COBCO in 2000, she held various executive positions at Firstar Bank (now U.S. Bank) in Cincinnati, including President, Firstar Bank Foundation, Senior Vice President—Director of Community Development, Vice President of Private Wealth Group, Vice President of Residential Real Estate, Vice President of Human Resources, and before that was President of Diversified Solutions, Inc., a bank consulting firm.

■
Ms. Booth is active in several civic and community organizations, including serving as a director and the treasurer of the Greater Cincinnati Regional Chamber of Commerce and as a director of the YWCA of Greater Cincinnati.

Ms. Booth brings deep banking experience to the Board, including extensive knowledge in residential real estate lending, regulatory relations, the Community Reinvestment Act and other regulatory compliance, private banking and human resources matters. Furthermore, her experience in the restaurant franchise area provides valuable insight into the specialty area of lending conducted through our subsidiary First Franchise Capital Corporation.

Archie M. Brown, Jr. Mr. Brown is the President and Chief Executive Officer of First Financial Bancorp. and First Financial Bank.	Age: Director Since:	58 2018
QUALIFICATIONS

■
Mr. Brown is the President and Chief Executive Officer of First Financial Bancorp. and First Financial Bank, having been appointed to these positions effective April 1, 2018. Previously, he served as the President and Chief Executive Officer of MainSource from August 2008 until April 1, 2018. Mr. Brown also served as the chairman of the board of MainSource from April 2011 until April 1, 2018.

■
During his 34 years in banking, Mr. Brown has held management positions in branch management, region management, bank operations (both deposit and loan), business development, small business and consumer lending. Mr. Brown has experience in many areas of banking, including enterprise risk management, change management, expense reduction initiatives, process re-engineering, balance sheet management and restructures, loan workout initiatives, business startups within the bank, business consolidation, market selection, branch and bank acquisitions and integration, board communication, investor and shareholder relations and working with bank regulators.

Mr. Brown serves on the board and executive committee of the Cincinnati City Centre Development Corp (3CDC), is a board member of the Cincinnati Regional Business Committee (CRBC), a board member and incoming 2019 Campaign Chair for United Way of Greater Cincinnati and a director at the Indiana Community Business Credit Corporation. He formerly served as a director of the Indiana Bankers Association, the Indiana Chamber of Commerce and Greensburg Decatur County Economic Development Corporation.

2019 Proxy Statement    |    Proposal 1—Election of Directors        11

Claude E. Davis Mr. Davis is the Executive Chairman of First Financial Bancorp and First Financial Bank.	Age: Director Since:	58 2004
QUALIFICATIONS

■
Mr. Davis is the Executive Chairman of First Financial Bancorp and First Financial Bank effective April 1, 2018. He previously served as the Chief Executive Officer of both First Financial Bancorp and First Financial Bank (2004-2008). Mr. Davis has nearly 30 years of experience in the financial services industry.

■
Mr. Davis serves as Chairman of the Brixey Capital Investment Committee, and is on the board of directors of City Dash, a Brixey portfolio company and a Cincinnati-based logistics company, and is on the Cincinnati Regional Economic Development Committee (REDI) and the Cincinnati Business Committee. He previously served on the board of directors of the Federal Reserve Bank of Cleveland from 2013 to 2018.

Mr. Davis' years of experience in the banking industry as well as his extensive financial background provide leadership to the Board. He is intimately familiar with all aspects of our business activities. His involvement on other boards and organizations gives him insight on important societal and economic issues relevant to our Company's business and markets.

Corinne R. Finnerty Ms. Finnerty is the principal and sole shareholder of the law firm of McConnell Finnerty PC.	Age: Director Since: Committees:	62 1998 Enterprise Risk (Vice Chair), Corporate Governance & Nominating
QUALIFICATIONS

■
Ms. Finnerty is the principal and sole shareholder of the law firm of McConnell Finnerty PC located in North Vernon, Indiana. She has over 35 years of experience representing financial institutions in a wide variety of legal matters. Ms. Finnerty was previously a director of a former affiliate bank of First Financial from 1987 to 2005 and joined the board of the Company in 1998.

■
Ms. Finnerty served as a member of the Indiana Supreme Court Disciplinary Commission from 2003 to 2013. She currently serves as a Commissioner on the Indiana State Ethics Commission, having been appointed to a 4 year term by Indiana's Governor beginning in January 2018.

Ms. Finnerty's deep roots in the North Vernon, Indiana area provide representation on the Board for our southeast Indiana market. Her participation for ten years on the Indiana Supreme Court Disciplinary Commission and her current position as a Commissioner on the Indiana State Ethics Commission allow her to provide insight on governance and ethical issues. Furthermore, her years as a practicing attorney, including the representation of financial institutions for over 35 years, give her an enhanced perspective on legal and regulatory issues.

12        2019 Proxy Statement    |    Proposal 1—Election of Directors

Erin P. Hoeflinger Ms. Hoeflinger is a Senior Vice President, Business Strategy and Execution of Aetna.	Age: Director Since: Committees:	53 2018 Compensation, Compliance and Community Development (Vice Chair)
QUALIFICATIONS

■
Ms. Hoeflinger is a Senior Vice President, Business Strategy and Execution of Aetna, a national, diversified health care benefits company. She is responsible for leading the implementation of Aetna's strategy and connecting it to the operating plans across the Aetna business. She previously served as Senior Vice President of the Commercial Local Business Division of Anthem.

■
Ms. Hoeflinger combines her commitment to improving the health of Anthem's members with leadership in civic and business affairs. She currently serves on the Board of Trustees of The Ohio State University and Midmark Corporation. She has an M.B.A. in Business from Xavier University and a B.A. in Communications from Wright State University.

Ms. Hoeflinger previously served as a director of MainSource Financial Group, Inc. and MainSource Bank, from 2015 until April 1, 2018.

Ms. Hoeflinger's extensive experience in executive management of a publicly-traded company in a highly regulated industry is a valuable asset to the Company.

Susan L. Knust Ms. Knust is the owner and managing partner or president of several businesses engaged in the ownership, leasing and management of commercial real estate.	Age: Director Since: Committees:	65 2005 Compensation (Vice Chair), Compliance and Community Development
QUALIFICATIONS

■
Ms. Knust is the owner and managing partner or president of several businesses:

■
Omega Warehouse Services (since 2002) which is located in Monroe, Ohio and provides public warehousing and manufacturing services;

■
K.P. Properties of Ohio (since 1986) which is located in Monroe, Ohio and owns, leases and manages industrial and commercial real estate in Ohio;

■
K.P. Properties of Colorado (since 2010) which is located in Monroe, Ohio and owns, leases and manages commercial real estate in Colorado; and

■
K.P. Properties of Florida (since 2014) which is located in Monroe, Ohio and owns, leases and manages commercial real estate in Florida.

As a seasoned business owner and entrepreneur for 34 years in the areas of manufacturing, warehousing and industrial real estate, Ms. Knust brings valuable insight to the Board in strategic and other matters. Ms. Knust's business interests are similar in size to our key client base and she also has an understanding of the Cincinnati market. As a female business owner, her perspective and experiences have proven valuable to the Company.

2019 Proxy Statement    |    Proposal 1—Election of Directors        13

William J. Kramer Mr. Kramer is the Vice President of Operations and a member of the board of directors of Valco Companies, Inc.	Age: Director Since: Committees:	58 2005 Audit (Chair), Compensation
QUALIFICATIONS

■
Mr. Kramer is the Vice President of Operations and a member of the board of directors of Valco Companies, Inc. which has principal offices in New Holland, Pennsylvania and whose principal activity is the design, manufacture, and sale of equipment used in the animal production industry. He has held his current position with Valco Companies, Inc. since 2008, having previously held other executive positions at Valco Companies, Inc. Mr. Kramer was previously a director of a former affiliate bank of First Financial from 1987 to 2005 and joined the board of First Financial in 2005.

Mr. Kramer has been a CPA since 1984 with both public accounting and private company experience providing experience in financial reporting and accounting controls. He qualifies as an audit committee financial expert. Furthermore, his tenure with our Company or a bank affiliate provides valuable historical perspective on both the Company and the banking industry.

John T. Neighbours Mr. Neighbours is the General Counsel and an advisor to the board of AmeriQual Group Holdings.	Age: Director Since: Committees:	69 2016 Capital Markets, Enterprise Risk
QUALIFICATIONS

■
Mr. Neighbours became the General Counsel and an advisor to the board of AmeriQual Group Holdings, a specialty food processing company, located in Evansville, Indiana on January 1, 2018 following his retirement from the law firm of Faegre Baker Daniels. He has practiced law for over 40 years and has represented employers throughout the country in all aspects of labor and employment law. Additionally, he served as an advisor to business, educational and not for profit executives on a variety of business and legal issues.

■
Mr. Neighbours is involved in and serves as a director (or in an equivalent position) of a number of non-profit and civic organizations including:

■
Greater Indianapolis Chamber of Commerce

■
United Way of Central Indiana

■
Meadows Community Foundation (Chair)

■
Charles A. Tindley Accelerated Schools

■
Indianapolis Public Safety Foundation

■
Christian Theological Seminary

■
Indiana University-Purdue University Indianapolis Advisory Board

■
Indianapolis Zoological Society

In addition, he served as a council member for the American Bar Association—Section on Labor and Employment Law for 12 years, as well as chairman of the Developments Under the National Labor Relations Act Committee from 1997 to 2000. He also served on the Labor Relations Committee for the United States Chamber of Commerce.

Mr. Neighbours serves on the board of Real Estate Corporation of America, a family corporation involved in rehabilitating and managing properties in Indianapolis. Also, for the last 10 years, Mr. Neighbours has chaired the Meadows Community Foundation, which has stimulated $70 million of investment in one of Indianapolis' most challenging low income communities, and coordinated the development of mixed income housing, a health complex which includes a YMCA, a retail center and charter schools.

Mr. Neighbours is a recognized leader in the Indianapolis business community, providing valuable insight to the board on the local business environment. His years as a practicing attorney give him an enhanced perspective on legal and employment matters as well the business climate generally given his national practice.

14        2019 Proxy Statement    |    Proposal 1—Election of Directors

Thomas M. O'Brien Mr. O'Brien is a senior advisor with the Boston Consulting Group.	Age: Director Since: Committees:	62 2018 Audit, Compensation (Chair)
QUALIFICATIONS

■
Mr. O'Brien retired from Procter & Gamble in 2010 after 31 years of service, primarily in management positions in the areas of sales, IT and marketing. Most recently, Mr. O'Brien served as Vice President Customer Business Development, Global Business Units and Global eCommerce from 2007 until his retirement. During his time at Procter & Gamble, Mr. O'Brien developed strategies, conceptual innovations and relationships that consistently delivered successful results in revenue, market share and productivity.

■
Mr. O'Brien is currently a senior advisor with the Boston Consulting Group, working with many top consumer product companies on commercial strategies. Mr. O'Brien also currently serves as Chairman of Simpactful Consulting, is a director of One 80 Place and has served on the National Board of Inroads and the St. Vincent De Paul Cincinnati board of directors.

Mr. O'Brien previously served as a director of MainSource Financial Group, Inc. and MainSource Bank from 2010 until April 1, 2018.

Mr. O'Brien's extensive experience in sales and marketing, his management experience, and his experience interacting with the board of directors of a publicly traded company provides valuable perspective to the Board and the Company.

Richard E. Olszewski Mr. Olszewski is the owner and operator of two 7-Eleven Food Store franchises in Griffith, Indiana.	Age: Director Since: Committees:	69 2005 Enterprise Risk, Corporate Governance & Nominating
QUALIFICATIONS

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Mr. Olszewski is the owner and operator of two 7-Eleven Food Store franchises in Griffith, Indiana. He was previously a director of a former affiliate bank of First Financial from 1995 to 2005 and joined the board of the Company in 2005.

Mr. Olszewski's 30 plus years of retail experience and several years of service to our Company provides us with a deeper understanding of our important northwest Indiana market. Furthermore his business and retail experience as a small business owner provides our Company with a better understanding of a key client constituency.

2019 Proxy Statement    |    Proposal 1—Election of Directors        15

Maribeth S. Rahe Ms. Rahe is the President and Chief Executive Officer of Fort Washington Investment Advisors, Inc.	Age: Director Since: Committees:	70 2010 Audit, Capital Markets (Chair)
QUALIFICATIONS

■
Ms. Rahe is the President and Chief Executive Officer of Fort Washington Investment Advisors, Inc., positions she has held since 2003. Fort Washington Investment Advisors, Inc. is an investment management firm and wholly owned subsidiary of Western & Southern Financial Group located in Cincinnati, Ohio. She also serves on the board of directors of Fort Washington Investment Advisors, Inc. Ms. Rahe has more than 45 years of experience in the banking and financial services industries with more than 30 years of experience in management or executive management positions.

■
Since 2005, Ms. Rahe has served as a director of Consolidated Communications Holdings, Inc. (NASDAQ: CNSL) which is an integrated communication services company located in Mattoon, Illinois that provides exchange carrier and broadband services. She serves as the chair of the audit committee and also on the compensation committee of the company.

■
Ms. Rahe is involved in and serves as a director (or in an equivalent position) of several organizations, including:

■
Cincinnati Arts Association (Vice Chair)

■
Cincinnati Country Club (Board)

■
Cintrifuse (Advisory Board)

■
Commonwealth Club (Executive Committee)

■
Institutional Real Estate Inc. (Editorial Advisory Board)

■
New York Landmark Conservancy (Life Trustee)

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Rush-Presbyterian-St. Luke's Medical Center (Life Trustee)

■
Sisters of Notre Dame de Namur (Development Advisory Board)

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The Greater Cincinnati Foundation (Board)

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United Way of Cincinnati (Investment Committee)

■
Xavier University Williams College of Business (Board of Executive Advisors)

Ms. Rahe is a recognized leader in the financial services community, both locally and nationally. She brings a seasoned perspective, insight, and financial acumen into issues and strategies relating to the Company's business, including regulatory relationships and enterprise risk management.

16        2019 Proxy Statement    |    Proposal 1—Election of Directors

Proposal 2—Ratify the Appointment of Crowe LLP as our Independent Registered Public Accounting Firm for 2019

Our Audit Committee has appointed Crowe LLP ("Crowe") as the Company's independent registered public accounting firm for the Company's 2019 fiscal year. Our Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm. The Audit Committee is also responsible for the negotiation of audit fees payable to Crowe. While the Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal, if shareholders do not ratify the appointment, the Audit Committee will consider whether or not to retain Crowe in the future. Even if the appointment is ratified, our Audit Committee, at its discretion, may change the appointment at any time if it determines that doing so would be in the best interests of the Company and its shareholders.

Representatives of Crowe are anticipated to attend the Annual Meeting and will be available for questions from shareholders who have submitted their questions electronically prior to the Annual Meeting. No formal statement by representatives of Crowe is anticipated at the Annual Meeting.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed for audit services, as well as fees billed with respect to audit-related, tax and all other services, provided by Crowe to the Company and its related entities for the last two fiscal years. Any engagement of the Company's independent registered public accounting firm for permissible audit, audit-related, tax and other services are preapproved by the Audit Committee. The Audit Committee may provide a general preapproval for a particular type of service or require specific preapproval.

Fees by Category	2018	2017

Audit Fees	$1,070,800	$726,250

Audit-Related Fees	$84,000	$54,000

Tax Fees	$205,085	$166,860

All Other Fees	$87,159	$224,105

TOTAL	$1,447,044	$1,171,215

Description of Services:

  Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, HUD audit services performed in connection with the merger with MainSource Financial Group including services related to the Form 8-k of MainSource and First Financial filed with the SEC, and services that are normally provided in connection with statutory or regulatory filings or engagements.

  Audit-Related Fees in 2018 consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of financial statements, including employee benefit plan audits.

  Tax Fees consist of fees for professional services for tax preparation and services related to REIT testing procedures, compliance, tax planning, and tax consultation.

  All Other Fees in 2018 include fees related to regulatory compliance audit services and out-of-pocket expenses.

☑
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.

2019 Proxy Statement    |    Proposal 2—Ratify the Appointment of Crowe LLP as our Independent Registered Public Accounting Firm for 2019        17

Report of the Audit Committee

In accordance with its written charter, the Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles and on the Company's internal control over financial reporting. In this context, the Audit Committee has reviewed and discussed with management and Crowe the audited financial statements for the year ended December 31, 2018 and Crowe's evaluation of the Company's internal control over financial reporting. The Audit Committee has discussed with Crowe the matters that are required to be discussed by Auditing Standards No. 16 (Communications with Audit Committees) as amended and adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T.

Crowe has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Crowe that firm's independence. The Audit Committee has concluded that Crowe's provision of audit and non-audit services to First Financial and its affiliates is compatible with Crowe's independence.

The Audit Committee discussed with the Company's internal auditors and Crowe the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and with Crowe, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee, on February 22, 2019, recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.

Members of the Audit Committee
William J. Kramer, Chair Kathleen L. Bardwell, Vice Chair Thomas M. O'Brien Maribeth S. Rahe

18        2019 Proxy Statement    |    Proposal 2—Ratify the Appointment of Crowe LLP as our Independent Registered Public Accounting Firm for 2019

Proposal 3—Non-Binding, Advisory Vote to Approve Executive Officer Compensation

As required pursuant to Section 14A of the Securities and Exchange Act of 1934, we are asking our shareholders to approve, on a (non-binding) advisory basis, the compensation of the Company's named executive officers ("named executive officers" or "NEOs") identified in the Summary Compensation Table included in the Executive Compensation portion of this proxy statement beginning at page 33. While this vote is advisory, and not binding on our Company, it will provide information to us regarding shareholder sentiment about our compensation principles and objectives and may be considered in future executive compensation related decisions. As determined by our shareholders at the 2011 Annual Meeting of Shareholders, and reconfirmed at the 2017 Annual Meeting of Shareholders, we request this advisory approval each year.

We strongly encourage you to review the Executive Compensation—Compensation Discussion and Analysis section of this proxy statement as well as the Summary Compensation Table and other related compensation tables for detailed information about the compensation of our NEOs when making your voting decision on this proposal.

We believe our compensation program has contributed to our Company's recent and long-term successes. Our compensation philosophy is based on the following guiding principles and that our executive compensation programs:

  ■
  Drive alignment between Company strategy, executive pay, and shareholder value creation;

  ■
  Drive alignment between an executive's performance and the interests of shareholders by tying compensation to our Company's performance, also known as "Pay for Performance;"

  ■
  Attract, motivate, and retain key talent to deliver consistent, long-term performance; and

  ■
  Incorporate proper governance practices to prevent or mitigate inappropriate risk-taking.

We believe information provided in the Executive Compensation portion of this proxy statement demonstrates that our executive compensation program has been designed appropriately to ensure our management's interests are aligned with our shareholders' interest to support long-term value creation and to differentiate pay based on our performance within our peer group.

Your vote is requested on the following resolution:

  RESOLVED, that the shareholders of First Financial Bancorp approve, on an advisory basis, the compensation of the Company's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the proxy statement for the Company's 2019 Annual Meeting of Shareholders.

☑	The Board of Directors recommends a vote FOR the approval of the advisory resolution on executive compensation.

2019 Proxy Statement    |    Proposal 3—Non-Binding, Advisory Vote to Approve Executive Officer Compensation        19

Share Ownership

A beneficial owner of shares is a person who has sole or shared voting power, meaning the power to control voting decisions, or sole or shared investment power, meaning the power to cause a sale or other disposition of the shares. A person is also considered the beneficial owner of shares to which that person has the right to acquire beneficial ownership within 60 days. For this reason, the following table includes stock options that are exercisable and that will become exercisable within 60 days.

Principal Shareholders

The table below identifies all persons known to us to own beneficially more than 5% of our outstanding common shares as of the record date for the Annual Meeting (April 1, 2019).

	Amount and Nature of Beneficial Ownership of Common Shares		Percentage of Class

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	13,576,436	[1]	13.9%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	10,030,454	[2]	10.24%

Dimensional Fund Advisors LP Building One 6300 Bee Cave Road Austin, TX 78746	5,491,650	[3]	5.61%

1.
Information based upon a Schedule 13G/A filed on January 28, 2019. As of December 31, 2018, BlackRock had sole voting power for 13,344,523 shares and sole dispositive power for 13,576,436 shares.

2.
Information based on a Schedule 13G/A filed on February 11, 2019. As of December 31, 2018, Vanguard had sole power to vote for 94,920 shares; sole dispositive power for 9,933,391 shares; and shared dispositive power for 97,063 shares.

3.
Information based on a Schedule 13/G filed on February 8, 2019. As of December 31, 2018, Dimensional Fund Advisors LP had sole power to vote for 5,369,912 shares and sole dispositive power for 5,491,650 shares.

20        2019 Proxy Statement    |    Share Ownership

Shareholdings of Directors, Executive Officers and Nominees for Director

The following table shows the number of shares of First Financial beneficially owned, as of April 1, 2019, by each director and named executive officer of the Company, and all named executive officers and directors of the Company as a group.

	Amount and Nature of Beneficial Ownership

Name	Common Shares Beneficially Owned		Percent of Class

Non-Employee Directors

J. Wickliffe Ach	22,154		*

Kathleen R. Bardwell	25,142		*

William G. Barron	803,441	[2]	*

Vincent A. Berta	13,550	[3]	*

Cynthia O. Booth	18,209		*

Corinne R. Finnerty	57,937	[4]	*

Erin P. Hoeflinger	7,571		*

Susan L. Knust	46,631	[5]	*

William J. Kramer	29,219		*

John T. Neighbours	8,434		*

Thomas M. O'Brien	88,902	[6]	*

Richard E. Olszewski	49,840	[7]	*

Maribeth S. Rahe	30,119		*

Named Executive Officers

Claude E. Davis	379,618	1,[8]	*

Archie M. Brown, Jr.	201,254	1,[9]	*

James M. Anderson	67,447	1,[10]	*

John M. Gavigan	30,231	[1]	*

William R. Harrod	15,398	[1]	*

Anthony M. Stollings	57,766	[1]	*

Karen B. Woods	23,123	[1]	*

All named executive officers and directors as a group (20 persons)	1,975,986		2.0%

*
Less than 1%

1.
Includes unvested performance-based restricted shares (Davis—42,643, Brown—30,590; Anderson—3,222; Gavigan—3,862; Harrod—1,053; Stollings—6,365; Woods—2,691). Executives retain voting and dividend (subject to escrow until vesting) rights on unvested performance-based restricted shares.

2.
Includes 2,750 shares jointly owned with spouse, 74,154 shares owned by spouse, and 656,200 shares owned by family trusts.

3.
Includes 6,549 shares owned by revocable trust.

4.
Includes 20,086 shares jointly owned with spouse.

5.
Includes 12,611 shares jointly owned with spouse in trust.

6.
Includes 36,285 shares owned in revocable trust, and 25,227 shares owned by spouse in revocable trust.

7.
Includes 16,476 shares jointly owned with spouse.

8.
Includes 681 shares held in the Savings Plan.

9.
Includes 86,040 shares jointly owned with spouse, 39,761 shares held in the Savings Plan, and 14,273 options to purchase shares converted from options to purchase MainSource Financial Group, Inc. common stock in the Merger Agreement between the Company and MainSource.

10.
Includes 15,841 shares owned by 401-k plan, 405 shares owned for benefit of daughter, and 592 shares owned for benefit of son.

2019 Proxy Statement    |    Share Ownership        21

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires officers, directors and persons who own more than 10 percent of a registered class of First Financial's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10 percent shareholders are required by SEC regulations to furnish First Financial with copies of all Forms 3, 4 and 5 they file.

Based solely on a review of the copies of these forms received by First Financial and written representations from certain reporting persons that they were not required to file a Form 5 for the specific fiscal year, First Financial believes that all of its officers, directors and greater than 10 percent shareholders complied with all filing requirements applicable to them with respect to transactions completed in 2018.

22        2019 Proxy Statement    |    Share Ownership

Corporate Governance

General

At First Financial we are committed to conducting business in accordance with our Corporate Strategy, which defines why we exist, and our Corporate Strategic Intent, which defines what we believe in.

Why do we exist?

To be woven into the communities we serve. To understand needs and offer financial solutions and resources in order to make lives better.

What do we believe in?

Our Company We are confident in our collective abilities and believe that lives are made better by our existence.

Whole-life Balance Our associates should be successful at work and at home.

Being in-it Together Our team-based approach means we are all in it together.

Mutual Respect We seek out, value and respect differences—in opinions, expertise and experiences.

Doing the Right Thing We do the right thing for each other, our clients, communities and shareholders.

Our Corporate Strategy and our Code of Conduct guide us in managing our business in line with high standards of business practices and in the best interest of our shareholders, clients, associates and stakeholders.

Code of Conduct

Our Board has adopted a Code of Conduct that applies to everyone at First Financial: our directors, officers and associates. The Code of Conduct identifies our commitment to our values and our responsibilities to our stakeholders, including our clients, our shareholders, our fellow associates, our regulators, and our communities. The Code of Conduct provides guidance on compliance with laws and regulations, non-discrimination, diversity and equal opportunity, protecting Company assets and confidential information, conflicts of interest, accuracy of records and information reporting, and our responsibilities to the communities in which we conduct business. The Code of Conduct also encourages associates to report any illegal or unethical behavior. All newly hired associates are required to certify that they have reviewed and understand the Code of Conduct. In addition, each year all other associates receive training and are asked to affirmatively acknowledge their obligation to follow the Code of Conduct.

2019 Proxy Statement    |    Corporate Governance        23

Code of Ethics for the CEO and Senior Financial Officers

Our Board has also adopted a Code of Ethics for our chief executive officer and senior financial officers that provides further guidance about their responsibilities for full, fair, accurate, timely and understandable disclosure in the periodic reports we file with the SEC.

Corporate Governance Principles

We believe that effective corporate governance is built on adherence to a number of "best practices." These practices are consistent with the Board's responsibilities to effectively oversee the Company's strategy, evaluate and compensate Company executives, and plan for management succession. Most importantly, these practices are believed to strengthen the Company and protect our shareholders' interests. Accordingly, the Board has developed and follows our Corporate Governance Principles to set forth common procedures and standards relating to corporate governance. The Corporate Governance Principles cover, among other things, executive sessions of the Board, director qualifications, director responsibilities, director independence, voting for directors, limitations on membership on other boards, continuing education for members of the Board, and Board performance evaluations.

Policies and Procedures Relating to Complaints

The Audit Committee has approved procedures for the receipt, retention and treatment of reports or complaints to the Audit Committee regarding accounting, internal accounting controls, auditing matters and legal or regulatory matters. These procedures also provide for the submission by associates of confidential, anonymous reports to the Audit Committee of concerns regarding questionable accounting or auditing matters.

Please visit the Corporate Governance portion of our investor relations website (at www.bankatfirst.com/investor) to learn more about our corporate governance practices and access the following documents:

■ Code of Conduct	■ Code of Ethics for the CEO and Senior Financial Officers
■ Corporate Governance Principles	■ Charters for our Board Committees

Our Board's Role in Risk Oversight

Assessing and managing risk is the responsibility of management of First Financial. Our Board, with the assistance of the Enterprise Risk Committee and other Board committees as discussed below, reviews and oversees our Enterprise Risk Management ("ERM") program, which is designed to enable effective and efficient identification and management of critical enterprise risks and to facilitate the incorporation of risk consideration into decision-making. The ERM program was established to clearly define risk management roles and responsibilities, bring together senior management to discuss risk and promote visibility and constructive dialogue around risk at all levels of the organization.

The Company's risk governance structure starts with each line of business being responsible for managing its own risks. In addition, the Board and executive management have appointed a Chief Risk Officer to support the risk-oversight responsibilities of the Board and its committees.

An Enterprise Risk Management Committee ("ERMC") comprised of senior management is the senior most focal point within our Company to monitor, evaluate, and recommend comprehensive policies and solutions to deal with all aspects of risk and to assess the adequacy of any risk remediation plans in the Company's businesses. Various risk-related committees whose members are comprised of representatives from the lines of business, risk management, and senior management report to the ERMC.

The Chief Risk Officer provides the Board with a quarterly risk profile of the Company, as well as a report on the risk exposure of the Company from the viewpoint of the ERMC. Under the ERM program, management develops a holistic portfolio of Company enterprise risks by facilitating business and function risk assessments, performing targeted risk assessments and incorporating information regarding specific categories of risk gathered from various internal Company operations. Management then develops risk response plans for risks categorized as needing management focus and response and monitors other identified risk focus areas. Management provides regular reports on the risk portfolio and risk response and monitoring efforts to the ERMC and to the Compliance and Community Development and Risk Committees of our Board.

24        2019 Proxy Statement    |    Corporate Governance

Our Board assumes a significant oversight role in risk management both through its actions as a whole and through its committees. Additional information concerning each of the following committees may be found in the "Corporate Governance—Board Committees" section of this proxy statement.

■

The Audit Committee reviews our internal control systems to manage and monitor financial reporting and accounting risk with management and our internal audit department.

■

The Capital Markets Committee oversees the Company's capital markets, treasury and capital planning activities.

■

The Compliance and Community Development Committee oversees the regulatory compliance programs and community development activities of the Company.

■

The Compensation Committee evaluates, with our senior officers, risks posed by our incentive compensation programs and seeks to limit any unnecessary or excessive risks these programs may pose to us, in order to avoid programs that might encourage such risks.

■

The Enterprise Risk Committee assists the Board in overseeing enterprise-wide risks, including credit, market, operational, technology, regulatory, legal, strategic, and reputation risks.

■

The Governance and Nominating Committee ("CGNC") oversees our corporate governance functions.

While each of these committees is responsible for evaluating certain risks and overseeing the management of these risks, the entire Board is regularly informed through committee reports about such risks. Select members of management attend our Board and Board committee meetings (other than executive sessions) and are available for questions regarding particular areas of risk.

Director Independence

Our Board has determined that all of our directors, except our Executive Chairman and our CEO, are independent directors as that term is defined in the Nasdaq Stock Market Marketplace Rules (the "Nasdaq Rules"). In addition, our Board has determined that each member of the Audit, Compensation, and Governance and Nominating Committees is independent under such definition and that the members of the Audit Committee are independent under the additional, more stringent requirements of the Nasdaq Stock Market applicable to audit committee members. These determinations are made annually, most recently in February 2019.

Under the Nasdaq Rules and our Corporate Governance Principles, independent directors must not have a relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of being a director. In making this determination, our Board reviews and evaluates transactions and relationships with Board members to determine the independence of each of the members. In making the independence determinations for each of the directors, the Board took into consideration the transactions and relationships disclosed in this proxy statement under "Review and Approval of Related Person Transactions" below.

Board Leadership Structure

Beginning in 2018, our Board leadership structure changed to include an Executive Chair (Claude Davis) and an independent Lead Director (J. Wickliffe Ach). The Executive Chair presides over each board meeting and performs such other duties as may be incident to the office as determined by the Board. The Lead Director has responsibility for consulting with the Executive Chair regarding Board meetings and meeting agendas, acting as a liaison between the Executive Chair and the independent directors with respect to various matters, and leading executive sessions of the independent directors. Although our corporate documents would allow our chair to also hold the position of chief executive officer, our Corporate Governance Principles provide that these two positions must be separate.

The Board believes that the existing structure with an independent lead director has worked effectively, particularly with respect to the Lead Director's role as liaison between the Executive Chair and the independent directors. The Executive Chair, Mr. Davis, is best situated to serve as chair of the board because of his extensive experience in the banking industry and his history as former President and CEO of the Company, and the Company and the shareholders are well served by having his industry expertise, knowledge and visibility in the role. The Board intends to continue to consider the appropriate structure of the Board from time to time.

2019 Proxy Statement    |    Corporate Governance        25

Board Self-Assessment

Our Board conducts a self-assessment annually, which our CGNC reviews and discusses with the Board. In addition, each of the committees of the Board is expected to conduct periodic self-assessments.

Evaluating Nominees and Electing Directors

Evaluating Nominees

The CGNC evaluates director candidates based upon criteria established by the committee and applies the same evaluation process to all director nominees regardless of whether the nominee is recommended by a shareholder or by the Company. The criteria evaluated by the committee may include, among other things, the candidate's judgment, integrity, leadership ability, business experience, industry knowledge, public company experience, professional reputation, and ability to contribute to board member diversity (including, but not limited to gender, race, and ethnicity, as well as experience, geography, qualifications, attributes, and skills). The CGNC recognizes that diversity of the Board is an important part of its analysis as to whether the Board constitutes a body that possesses a variety of complementary skills and experiences. The committee also considers whether the candidate meets independence standards, is "financially literate" or a "financial expert" if appropriate for governance needs, is available to serve, and is not subject to any disqualifying factor. No single individual trait is given particular weight in the decision process.

Policy on Majority Voting

Although our Articles of Incorporation and Amended Regulations provide that director nominees who receive the greatest number of shareholder votes are automatically elected to the Board, our Board has adopted a policy on majority voting for the election of directors which is included in our Corporate Governance Principles. The majority voting policy requires nominees who receive a greater number of votes "withheld" from his or her election than votes "for" his or her election to tender his or her written resignation to the CGNC for consideration by the committee following the certification of the shareholder vote. This requirement applies only in an uncontested election of directors, which is an election in which the only nominees are persons nominated by the Board.

Upon its receipt of a resignation from a director who has not received the requisite shareholder vote, the CGNC will then consider the resignation and make a recommendation to the Board concerning whether to accept or reject such resignation. In making its recommendation to the Board, the committee will consider all factors deemed relevant by members of the committee, including the stated reason or reasons why shareholders who cast "withhold" votes for the director did so, the qualifications of the director (including, for example, whether the director serves on the Audit Committee of the Board as an "audit committee financial expert" and whether there are one or more other directors qualified, eligible, and available to serve on such committee in such capacity), and whether the director's resignation from the Board would be in the best interest of First Financial and its shareholders.

The CGNC also will consider a range of possible alternatives concerning the director's tendered resignation, including acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the committee to have substantially resulted in the "withheld" votes. The Board will take formal action on the committee's recommendation no later than 90 days following the certification of the shareholder vote. In considering the committee's recommendation, the Board will consider the information, factors and alternatives raised by the committee and such additional information, factors and alternatives as the Board deems relevant. We will publicly disclose, in a Form 8-K filed with the SEC, the Board's decision, together with an explanation of the process by which the Board made its decision and, if applicable, the Board's reason or reasons for rejecting the tendered resignation within four business days after the Board makes its decision.

Shareholder Nominations for Election to the Board

The CGNC will consider director candidates recommended by shareholders in accordance with the procedures outlined in the Amended Regulations. In order to be recommended for a position on the Board by the committee, a proposed nominee must, at a minimum, (i) be able to comply with the Company's Corporate Governance Principles, and (ii) through a combination of experience and education, have the skills necessary to make an effective contribution to the Board.

26        2019 Proxy Statement    |    Corporate Governance

In connection with next year's Annual Meeting of Shareholders, the CGNC will consider director nominees recommended by shareholders provided that notice of a proposed nomination is received by the Company no later than February 27, 2020, as provided in the Amended Regulations. Notice of a proposed nomination must include the information outlined in the Amended Regulations and should be sent to First Financial Bancorp, Attention: Karen B. Woods, Corporate Secretary, 255 E. Fifth Street, Suite 2900, Cincinnati, OH 45202.

Director Education

We recognize the importance of our directors keeping current on Company and industry issues and their responsibilities as directors. All new directors attend orientation training soon after being elected to the Board. The Board also encourages attendance at continuing education programs for Board members, which may include internal strategy or topical meetings, third-party presentations, and externally-offered programs.

Share Ownership Guidelines

All directors are required to own First Financial shares equal to the lesser of five times the director's annual retainer or 10,000 shares. All current directors must comply with this requirement before April 1, 2022. Future directors will be required to satisfy this requirement within four years of first becoming a director of the Company. We have also implemented stock ownership and retention guidelines for our named executive officers described further in the Executive Compensation portion of this proxy statement.

Succession Planning

In light of the critical importance of executive leadership to our success, we have instituted an annual succession planning process which is guided by the CGNC.

The succession planning process addresses
■ our chief executive officer position,	■ senior-level managers enterprise-wide.
■ the positions directly reporting to the chief executive officer, and
Management regularly identifies high-potential executives for
■ additional responsibilities, ■ new positions, ■ promotions,	■ or similar assignments to expose them to diverse operations within the Company, with the goal of developing well-rounded and experienced senior leaders.
The CGNC reports to the full Board on its findings and the Board deliberates in executive session on the CEO succession plan.

Board Meetings

During 2018, the Board held seven scheduled meetings. We believe it is important for our directors to participate in board and committee meetings. A director who participates in fewer than 75% of scheduled meetings of the board and committees of which the director is a member, or who does not attend the annual meeting of shareholders, unless excused by the Board, is subject to not being re-nominated to the Board. In 2018, all of the directors attended more than 75% of the scheduled meetings. All directors attended the 2018 Annual Meeting of Shareholders.

The Board also held seven executive sessions in 2018 where only independent directors were present.

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Board Committees

Through March 31, 2019, our Board had established the following standing committees: Audit Committee, Capital Markets Committee, Compensation Committee, Corporate Governance Nominating Committee, Enterprise Risk Management Committee, and Compliance and Community Development Committee. Each committee operates pursuant to a committee charter that is approved by the Board, which is the case for the CGNC Charter, or by the CGNC to whom the Board has delegated the authority to approve other committee charters. Each Board committee serves as a joint board committee of First Financial Bank in addition to being a Board committee of First Financial Bancorp.

The charters of the Audit, Compensation, Governance and Nominating, Enterprise Risk Management, and Compliance and Community Development Committees each comply with current Nasdaq Rules relating to charters and corporate governance. Each of these charters is available under the Corporate Governance portion of our investor relations website (at www.bankatfirst.com/investor).

Audit Committee

Members: William J. Kramer, Chair, Kathleen L. Bardwell, Vice Chair, Thomas M. O'Brien, Maribeth S. Rahe
Number of Meetings in 2018: 10

Committee Primary Responsibilities:
■ Monitor the integrity of the consolidated financial statements of the Company.	■ Monitor compliance with the Company's Code of Conduct and Code of Ethics for the CEO and Senior Financial Officers.
■ Evaluate and monitor the qualifications and independence of the Company's independent auditors.	■ Evaluate and monitor the performance of the Company's internal audit function and independent auditors, with respect to First Financial and its subsidiaries

All members of the Audit Committee were determined to meet the independence and financial literacy standards of the Nasdaq Rules. Directors Kramer, Rahe, and Bardwell are "audit committee financial experts" for purposes of SEC regulations.

Compensation Committee

Members: Thomas M. O'Brien, Chair, Susan L. Knust, Vice Chair, Erin P. Hoeflinger, William J. Kramer
Number of Meetings in 2018: 5

Committee Primary Responsibilities:
■ Determine and approve the compensation of the CEO and each executive officer of the Company.	■ Evaluate the performance of the Company's CEO for all elements of compensation and all other executive officers with respect to incentive goals and compensation.
■ Review and evaluate all equity and benefit plans of the Company.	■ Oversee the preparation of the compensation discussion and analysis and recommend to the full Board its inclusion in the annual proxy statement.
■ Annually review the incentive compensation arrangements to see that such arrangements do not encourage unnecessary and excessive risks that threaten the value of the Company.	■ Recommend to the Board compensation for non-employee directors.

All members of the Compensation Committee were determined to meet the independence standards of the Nasdaq Rules.

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Corporate Governance and Nominating Committee

Members: J. Wickliffe Ach, Chair, Kathleen L. Bardwell, Vice Chair, William G. Barron, Corinne R. Finnerty, Richard E. Olszewski
Number of Meetings in 2018: 3

Committee Primary Responsibilities:
■ Develop and periodically review the effectiveness of the Company's Corporate Governance Principles.	■ Monitor and protect the Board's independence.
■ Consult with the Chairman of the Board concerning the appropriate Board committee structures and appointment of members to each committee of the Board.	■ Establish procedures for the director nomination process and recommend nominees for election to the Board.
■ Oversee the formal evaluation of the Board and all Board committees, including any formal assessment of individual directors.	■ Review shareholder proposals and proposed responses.
■ Promote the quality of directors through continuing education experiences.

■

Annually delegate to the respective committees of the Board or to management, the authority and responsibility for reviewing and approving policies and procedures of the Board (including the board of directors of First Financial Bank) in connection with the Company's ERM program.

All members of the CGNC were determined to meet the independence standards of the Nasdaq Rules.

Enterprise Risk Management Committee

Members: Vincent A. Berta, Chair, Corinne R. Finnerty, Vice Chair, John T. Neighbours, Richard E. Olszewski
Number of Meetings in 2018: 3

Committee Primary Responsibilities:

■

Review with management the Company's procedures and techniques to measure the Company's risk exposures and for identifying, evaluating and managing the significant risks to which the Company is exposed and approve related policies.

■ Monitor the Company's risk management performance and ensure that the Company's risk management policies for significant risks are being adhered to.
■ Consider and provide advice to the Board on the risk impact of any strategic decision that the Board may be contemplating.	■ Periodically examine the risk culture of the Company.
■ Periodically set the risk appetite for the Company and monitor compliance with the risk appetite statement including development of risk tolerances, targets and limits.	■ Review the Company's credit portfolio.
■ Review disclosures regarding risk in annual and, if necessary, quarterly SEC filings.

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Compliance and Community Development Committee

Members: Cynthia O. Booth, Chair, Erin P. Hoeflinger, Vice Chair, William G. Barron, Susan L. Knust
Number of Meetings in 2018: 3

Committee Primary Responsibilities:
■ Review the structure, operations and effectiveness of the Compliance Department.	■ Review the Compliance Department resource plan.
■ Ensure the Company is taking appropriate measures to address all existing regulatory requirements as well as new requirements as they are enacted and become effective.

■

Review the structure, operations and effectiveness of the Community Development, Community Reinvestment Act and Fair Lending/Banking initiatives of the Company and ensure the Company has adequate resources concerning these programs.

Capital Markets Committee

Members: Maribeth S. Rahe, Chair, Cynthia O. Booth, Vice Chair, Vincent A. Berta, John T. Neighbours
Number of Meetings in 2018: 4

Committee Primary Responsibilities:

■

Monitor the management of the purchase, sale, exchange, and other disposition of the investments of the Company, including review of management reports concerning current equity debt security investment positions.

■

Monitor the investment activities of the Company to ensure compliance with external regulations and the Company's applicable policies including requirements relating to composition, diversification, credit risk, and yield.

■

Monitor the capital position of the Company and the capital management activities undertaken by the Company to ensure that capital levels are maintained in accordance with regulatory requirements and management directives.

■ Monitor and oversee interest rate risk, capital market activities, the investment portfolio, and capital planning of First Financial Bank.

2018 Board Compensation

Board members are compensated with a combination of cash and stock-based compensation. The goal of the compensation package is to attract and retain qualified candidates to serve on the Board of Directors, and to align the interests of the Board with those of the shareholders of the Company. In setting compensation, the Board considers primarily the fees paid by the Company's compensation peer group, which is made up of financial institutions of similar size located primarily in the four-state region of Indiana, Ohio, Kentucky and Illinois.

Compensation Consultant.    Prior to the closing of the merger with MainSource, the Board engaged Willis Towers Watson ("Willis") as its consultant with respect to the Company's director compensation. Willis reviewed the amount of the Board's compensation as well as the breakdown between cash and equity compensation in comparison to the Company's peers, taking into account the size of the combined institution. The Executive Compensation Committee considered Willis' findings in establishing 2018 director compensation.

Board/Committee Fees.    In 2018, non-employee directors of the Company received annual retainers of $100,000, of which $50,000 was paid in cash on a quarterly basis and $50,000 was awarded in restricted stock with a one year vesting period on the date of the 2018 Annual Meeting of shareholders. Directors did not receive any fees for service on the board of directors of First Financial Bank. The lead director of the board was paid an additional annual retainer of $25,000 and each committee chair was paid an additional annual retainer of $10,000 in order to recognize the extensive time that is devoted to lead director and committee matters including meetings with management, auditors, attorneys and consultants, and preparing committee agendas. Director fees are paid quarterly.

Election to Purchase Stock with Cash Retainer.    Each year, pursuant to the Director Fee Stock Plan, directors are given the opportunity to elect to use all or a portion of their board fees to purchase the Company's common shares. Shares are purchased on the open market by an independent broker dealer after the payment of the quarterly Board fees.

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Director Compensation Table

During the fiscal year ended December 31, 2018, we provided the following compensation to our non-employee directors. Claude E. Davis and Archie M. Brown, who are also employees of the Company, did not receive any additional fees for serving on the Board and therefore have been omitted from the table. For a discussion of Mr. Davis and Mr. Brown's compensation, see "Executive Compensation" below.

Name	Fees Earned or Paid in Cash[1] ($)	Stock Awards[2] ($)	All Other Compensation[3] ($)	Total ($)

J. Wickliffe Ach	72,625	50,000	740	123,365

Kathleen L. Bardwell	37,500	50,000	—	87,500

David S. Barker[4]	12,000	—	740	12,740

William G. Barron	37,500	50,000	—	87,500

Vincent A. Berta	45,000	50,000	—	95,000

Cynthia O. Booth	58,000	50,000	740	108,740

Corinne R. Finnerty	48,000	50,000	740	98,740

Erin P. Hoeflinger	37,500	50,000	—	87,500

Murph Knapke[4]	19,750	—	848	20,598

Susan L. Knust	48,000	50,000	740	98,740

William J. Kramer	60,250	50,000	740	110,990

Jeffrey D. Meyer[4]	10,500	—	740	11,240

John T. Neighbours	48,000	50,000	740	98,740

Thomas M. O'Brien	45,000	50,000	—	95,000

Richard E. Olszewski	48,000	50,000	740	98,740

Maribeth S. Rahe	61,250	50,000	740	111,990

1.
Includes board retainer and additional retainers for lead director and committee chairs.

2.
Based on the closing price of First Financial's common shares as of the date of grant (May 22, 2018) of $32.30 per share. These shares were issued as restricted stock which vests on May 22, 2019. Dividends on unvested restricted stock are held in escrow and paid upon vesting of the shares.

3.
Includes accrued dividends paid on restricted stock that vested in 2018.

4.
Retired from Board of Directors effective March 31, 2018.

Review and Approval of Related Person Transactions

Each year, our directors and executive officers complete annual questionnaires designed to elicit information about potential related person transactions and transactions that may otherwise affect the independence of an independent director. The responses to these questionnaires are reviewed by the General Counsel and Corporate Secretary of the Company, and outside counsel if appropriate, to determine if there are related person transactions. Related person transactions will originally be submitted to the Audit Committee of the Board for approval as well as to the CGNC for its consideration when making independence determinations.

Pursuant to the Corporate Governance Principles, no director shall perform professional services for the Company or its affiliates in a manner that interferes with that director's independence under the Nasdaq Rules. This prohibition applies to services provided (1) directly by the director (or an immediate family member) or (2) where the director (or an immediate family member) is affiliated with the organization that provides the professional services to the Company. This prohibition does not apply to professional services that are provided by the director to clients of the Company (or its affiliates) where the Company (or its affiliates) has not given instruction that the service be provided by the director and the Company (or its affiliates) is not the party responsible for payment for the professional services. Professional services can be characterized as advisory in nature, generally involve access to sensitive company information or to strategic decision-making, and typically have a commission- or fee-based payment structure. Professional services may include services such as investment services, insurance services, accounting/auditing services, consulting services, marketing services, legal services, property management services, realtor services, lobbying services, executive search services, and IT consulting services.

2019 Proxy Statement    |    Corporate Governance        31

First Financial Bank has, and expects to have in the future, banking relationships in the ordinary course of business with directors, executive officers, principal shareholders, and their affiliates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Normal, arms-length banking relationships entered into in the ordinary course of business, and consistent with applicable federal banking regulations, are not considered to interfere with a director's independence. Service specialization, rate concessions, fee concessions, or other service or product modifications may similarly be offered to directors and executive officers, and their affiliates, if the same would be offered to other similarly situated clients on a non-discriminatory basis in the ordinary course of business. All loans or extensions of credit to a director or officer, or their affiliates, (i) were made in compliance with Federal Reserve Board Regulation O, (ii) were made in the ordinary course of business, (iii) were made on substantially the same terms, including interest rates and nature of collateral, as those prevailing at the time for comparable transactions with other persons not related to the Company, and iv) did not involve more than the normal risk of collectability or present other unfavorable features. In addition, the Company or its subsidiaries from time to time may pay immaterial amounts for such items as event sponsorships and contributions to not-for-profit entities with which our directors have relationships and which payments are in furtherance of our Company's business interests.

Transactions with Related Parties

During 2018, no related person transactions involving our directors or executive officers (or members of their immediate family) requiring disclosure in this proxy statement were identified nor are any such related person transactions currently proposed.

Compensation Committee Interlocks and Insider Participation

During 2018, no member of the Compensation Committee was an employee, officer or former officer of the Company. None of our executive officers served in 2018 on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the Compensation Committee. All banking or financial services transactions between the Compensation Committee members and First Financial Bank were entered into in the ordinary course of business. No other relationships required to be reported under the rules promulgated by the SEC exist with respect to members of the Company's Compensation Committee.

Policy Against Hedging Activities

Our Insider Trading Policy prohibits our directors, officers and associates from engaging in any hedging transactions with respect to First Financial shares, including prepaid variable forward contracts, equity swaps, collars and exchange funds, and trading in any derivative security relating to First Financial shares.

Communicating with the Board of Directors

Shareholders may send communications to the Company's Board or to individual directors by writing to:

    Attn: Board of Directors (or name of individual director)
    First Financial Bancorp
    255 E. Fifth Street, Suite 2900
    Cincinnati, OH 45202

Letters mailed to this address will be received by the director who serves as Chair of the Audit Committee or the director who serves as Chair of the CGNC, as alternate. A letter addressed to an individual director will be forwarded unopened to that director by the Chair of the Audit Committee or his delegate.

Shareholders may also contact the Company's Corporate Secretary, Karen B. Woods, at First Financial Bancorp, 255 E. Fifth Street, Suite 2900, Cincinnati, OH 45202.

Information regarding this process is also available within the Investor Relations section of our website at www.bankatfirst.com/investor under the "Corporate Governance" tab, by clicking on the link "Communicating with the Board of Directors."

32        2019 Proxy Statement    |    Corporate Governance

Executive Compensation

Compensation Discussion and Analysis

I.	Executive Summary	33		Market Competitiveness	38
	Introduction	33	IV.	Compensation of Executives in 2018	39
	2018 Business Highlights	34		Elements and Mix of Compensation	40
	2018 Executive Compensation Highlights	35		Pay for Performance	40
	Best Practices	36	V.	Compensation of Executives in 2019	47
II.	Compensation Philosophy and Objectives	36	VI.	Policies, Guidelines and Other Practices	47
III.	Compensation Decision Making	37
	Role of the Compensation Committee	37	Compensation Committee Report		49
	Role of Executive Management	38
	Role of the Compensation Consultant	38

I.    Executive Summary

Introduction

This Compensation Discussion and Analysis describes and explains the material elements of 2018 compensation for our Chief Executive Officer, our Chief Financial Officer, and our other highly compensated executive officers. Detailed information regarding the compensation of these executive officers, also called "Named Executive Officers" or "NEOs", is set forth in the tables following this Compensation Discussion and Analysis. We also provide an overview of our executive compensation philosophy and our executive compensation program. In addition, we explain how and why the Compensation Committee of our Board arrived at specific compensation policies and decisions involving the NEOs.

For 2018, our Named Executive Officers are:

Name	Title

Claude E. Davis[1]	Executive Chair

Archie M. Brown, Jr.[2]	President and Chief Executive Officer

John M. Gavigan[3]	Chief Operating Officer

James M. Anderson[2]	Chief Financial Officer

Anthony M. Stollings	EVP, Commercial Banking

Karen B. Woods2,[4]	General Counsel and Chief Risk Officer

William R. Harrod	Chief Credit Officer

Shannon M. Kuhl[4]	Chief Risk Officer

1.
Mr. Davis served as President and Chief Executive Officer until April 1, 2018.

2.
Effective April 1, 2018.

3.
Mr. Gavigan served as Chief Financial Officer until April 1, 2018.

4.
Ms. Kuhl served as Chief Risk Officer through November 14, 2018. Ms. Woods became Chief Risk Officer effective November 14, 2018.

You should read this section of the proxy statement when determining your vote on the compensation of our NEOs (see Proposal 3—Non-Binding, Advisory Vote to Approve Executive Officer Compensation). This CD&A contains information that is important to your voting decision.

2019 Proxy Statement    |    Executive Compensation        33

2018 Business Highlights

2018 was a transformational year for the Company. In April 2018, we completed the merger with MainSource Financial Group, an Indiana-based bank holding company, and in May 2018 we completed the conversion of MainSource's operating systems. As a result of the merger, the Company grew by $4.4 billion in assets, $2.8 billion in loans and $3.3 billion in deposits. Following the merger, our Board was reconstituted with nine former members of the Company's board and six former members of MainSource's board. We also reorganized our executive team, with our former Chief Executive Officer becoming Executive Chair and MainSource's former President and Chief Executive Officer becoming President and Chief Executive Officer of the Company. An additional reorganization of the executive team occurred in November 2018 with the addition of certain executives and certain executives taking on new or additional responsibilities.

Notwithstanding these significant changes, the Company continued its pattern of excellent profitability. During 2018, the Company reported net income of $172.6 million, or $1.93 per diluted share, an increase of 78% from 2017. On an operating basis, we reported net income of $204.7 million, or $2.28 per diluted share, 107.1% higher than 2017. As the following charts demonstrate, the Company has succeeded in growing rapidly while maintaining profitability and efficiency.

1
Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix A for Non-GAAP reconciliation.

In addition to completing the merger and reorganizing its management team, the Company accomplished many of its goals during 2018:

  ■
  Establishment of an Advanced Solutions and Digital Banking team, led by Chief Operating Officer John Gavigan. The team has an emphasis on creating a digital roadmap for the future.

  ■
  Establishment and funding of the First Financial Foundation.

  ■
  Achievement of an annual return on average assets of 1.37%, or 1.62% on an adjusted basis after taking into account the effects of the merger.

34        2019 Proxy Statement    |    Executive Compensation

  ■
  Increase in the annual dividend to $0.78/share, an increase of 14.7% from 2017.

  ■
  Continued strong credit quality, with a classified asset ratio of 0.94% as of December 31, 2018.

  ■
  Maintenance of a strong capital position, with a Tangible Common Equity Ratio of 8.79% and a Common Equity Tier 1 Capital Ratio of 11.87%.

  ■
  Maintenance of a strong net interest margin of 4.21% on a fully tax equivalent basis as of December 31, 2018.

2018 Executive Compensation Highlights
  ■
  In anticipation of and effective with the Company's merger with MainSource, the Board of Directors and the Compensation Committee of the Board were reconstituted with members representing both institutions.

  ■
  The Compensation Committee engaged in a search process to identify a new compensation consultant to assist the Committee in formulating the compensation philosophy of the combined institution and ensure the Company's compensation program remains consistent with that philosophy.

  ■
  The Compensation Committee established new base salaries, short-term incentive targets and long-term incentive targets for the executive team following the merger based on the size of the combined institution, a review of the compensation programs of the Company's newly-established peer group and the philosophy of creating a pay-for-performance culture.

  ■
  The Compensation Committee engaged in a second review of compensation in the fourth quarter of 2018 and made certain adjustments to reflect the addition of new members to the Company's executive team and the creation of new roles and responsibilities for certain team members.

  ■
  The Company achieved an outstanding return on its average assets during 2018, which resulted in a 175% of target short-term incentive payout to all employees who participate in the Company's short-term incentive plan.

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Best Practices

Our Compensation Committee follows many compensation and corporate governance best practices when establishing executive compensation:

What We Do	What We Don't Do

✓ Mandate that all members of the Compensation Committee must be independent	✗ Include tax gross-ups in our compensation plans

✓ Impose robust stock ownership guidelines on our executive officers	✗ Provide our executives with significant perquisites.

✓ Emphasize long-term compensation for executives, including a three-year vesting period on all long term incentive awards	✗ Pay dividends on unvested restricted stock. All dividends accrue and are paid only on earned shares once the stock has vested.

✓ Regularly obtain guidance from an independent compensation consultant as to the amount and mix of compensation	✗ Allow our directors, executives or other employees to hedge, pledge or sell short our stock

✓ Require a double trigger in the event of a change in control (both a change in control and an involuntary termination or reduction in compensation must occur) before severance awards may be paid	✗ Allow shares forfeited under our equity plans to be re-issued (share recycling)

✓ Require a double trigger for the acceleration of vesting of our equity awards in the event of a change in control	✗ Allow for the repricing of any stock options

✓ Require a clawback of incentive compensation in the event of fraud that results in the restatement of our financial statements or willful misconduct

✓ Permit significant discretion by the Compensation Committee to adjust compensation for various factors, including the creation of excess risk

✓

Consider the Company's "say-on-pay" vote results when making compensation decisions. At the annual meeting of shareholders in 2018, the Company's 2017 executive compensation program received overwhelming shareholder approval with 96.5% of shareholder votes cast in favor of the Company's "say-on-pay" resolution.

II.    Compensation Philosophy and Objectives

The compensation program adopted by the Compensation Committee is designed to reward employee performance and the growth of long-term shareholder value. The Compensation Committee seeks to attract, retain and motivate the Company's employees by aligning competitive, market-based compensation programs with the Company's objectives, business strategy and financial performance. At the same time, the Committee seeks to ensure that the Company's compensation program promotes a customer-focused culture in which employees are not incentivized to take inappropriate risks.

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The Compensation Committee has identified the following guiding principles that form the basis for the Company's compensation program. Compensation should:
  ■
  Support a pay-for-performance culture that results in the growth of long-term shareholder value.

    ■
    For executives, a higher percentage of pay should be variable based on the achievement of corporate financial goals. The compensation program should also promote stock ownership to enhance alignment with shareholders.

    ■
    For non-executives, compensation should motivate both corporate and individual goals.
  ■
  Drive alignment with the Company's strategic plan and business goals, creating a clear line of sight between objectives and the rewards for achieving them.
  ■
  Be competitive within the market to enable the Company to attract and retain high performing employees who are critical to the Company's success.
  ■
  Incorporate proper governance practices and be structured to ensure employees are not incentivized to take unnecessary or excessive risks.
  ■
  Be fair, internally equitable and flexible when appropriate and necessary.

III.    Compensation Decision-Making

Three parties play an important role in establishing compensation levels for the Company's executive officers: (i) the Compensation Committee, (ii) senior management, and (iii) outside advisors. The sections that follow describe the role each of these parties plays in the compensation-setting process, as well as other important factors that impact compensation decisions.

Role of the Compensation Committee.    The Compensation Committee has the responsibility to:

  ■
  Review and approve the composition of the peer group companies used to assess the Company's pay practices, target pay opportunities, and establish performance goals and objectives;

  ■
  Approve the executive compensation plan design and target structure, including setting targets for incentives using management's internal business plan, industry and market conditions and other factors;

  ■
  Review the performance and compensation of the Executive Chair, the CEO and other executive officers;

  ■
  Determine the amount of, and approve, each element of total compensation paid to the NEOs, and determine the general elements of total compensation for other senior officers;

  ■
  Review all components of compensation (both target and actual) for the Executive Chair, the CEO and the other NEOs, including base salary, bonus, and long-term incentives; and

  ■
  Define potential payments to executive officers under various termination events, including retirement, termination for cause and not for cause, and upon a change in control.

In determining the amount of NEO compensation each year, the Compensation Committee reviews competitive market data from the banking industry as a whole, as well as peer group data. It makes specific compensation decisions and awards based on such information, along with Company performance, individual performance and other circumstances as appropriate.

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Role of Executive Management in Compensation Decisions for NEOs

Throughout the year, the Compensation Committee meets with the CEO and other executive officers to solicit and obtain recommendations with respect to the Company's compensation programs and practices. The CEO makes recommendations to the Compensation Committee as to the appropriate base salaries, annual cash incentive opportunities, and stock awards for the executive officers other than himself.

In approving compensation for 2018, the Compensation Committee considered the CEO's recommendations for the executive officers. The Compensation Committee, in consultation with its compensation consultant and the Executive Chair of the Board, made its own determinations regarding the compensation for the CEO, which were then ratified and approved by the Board.

Role of the Compensation Consultant

To assist in its efforts to meet the objectives outlined above in 2018, the Compensation Committee retained Willis Towers Watson through July 2018 and then Meridian Compensation Partners, LLC beginning in August 2018 to provide general executive compensation consulting services to the Committee and to support management's need for advice and counsel. Pursuant to the Compensation Committee's charter, the Compensation Committee has the power to retain or terminate such consultant and engage other advisors.

The independent compensation consultant typically collaborates with management to obtain data, clarify information, and review preliminary recommendations prior to the time they are shared with the Compensation Committee. The consultant provides data regarding market practices, and works with management to develop recommendations for changes to plan designs and policies consistent with the philosophies and objectives discussed earlier.

In accordance with SEC Rules and NASDAQ listing standards, the Committee took appropriate actions to confirm the independence of Willis Towers Watson and Meridian Compensation Partners, LLC.

Market Competitiveness

From time to time, our Compensation Committee considers the compensation practices of a group of similarly-sized publicly-traded financial services/banking organizations designated as the Company's peer group in establishing and reviewing the compensation of our executive officers. Companies have historically been included in the Company's peer group based on their relevance in terms of asset size (approximately one-half to two times the asset size of the Company), business model, products, services and geographic location as compared to that of the Company, as well as those the Compensation Committee deem to be high performing financial institutions. The Committee reviews and approves the peer group annually with input from our independent compensation consultant and management.

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Based on the significant change in the size of the Company during 2018, the Compensation Committee performed a full review of the Company's peer group and made significant changes following the merger. The 2018 peer group consisted of the following 20 financial services companies:

Name of Institution	Asset Size as of 6/30/18 (In Billions)

Pinnacle Financial Partners, Inc.	$24.0

TCF Financial Corporation	$23.2

Chemical Financial Corporation	$20.3

Fulton Financial Corporation	$20.2

United Bankshares, Inc.	$19.2

Old National Bancorp	$17.5

BancorpSouth Bank	$17.2

Simmons First National Corporation	$16.2

First Midwest Bancorp, Inc.	$14.8

South State Corporation	$14.6

Peer Median	$14.0

Trustmark Corporation	$13.5

Union Bankshares Corporation	$13.1

United Community Banks, Inc.	$12.4

Cadence Bancorporation	$11.3

Heartland Financial USA, Inc.	$11.3

Customers Bancorp, Inc.	$11.1

WesBanco, Inc.	$10.9

Renasant Corporation	$10.5

First Merchants Corporation	$9.7

Park National Corporation	$7.5

First Financial Bancorp	$13.9

Our Compensation Committee uses peer information as a reference point when evaluating the elements and amounts of the compensation paid to our Chief Executive Officer and our other executive officers. The Committee does not establish the compensation of our executive officers using direct comparisons to our peer group, but instead uses peer group data as a competitive market check on executive officer compensation. Peer group data is one of several factors used by the Compensation Committee when setting the compensation of our Chief Executive Officer and other executive officers.

IV.    Compensation of Executives in 2018

As a result of the significant changes that occurred during 2018, including the merger with MainSource that increased the size of the Company by 50% and the blending and realignment of the management teams that resulted in the addition of new executives and several executives taking on new or expanded responsibilities, the Compensation Committee engaged in a series of compensation reviews to ensure continued alignment among the compensation philosophy, the Company's strategic objectives and the structure of the executive compensation program.

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Elements and Mix of Compensation

To achieve the above-stated principles and objectives, the 2018 executive compensation program consisted primarily of the following elements:

Performance-Based Compensation:

Base Salary— To competitively compensate executives for day-to-day contributions, skills, experience, and expertise.	Short-Term Incentive Compensation— To motivate executives through the opportunity to share in the rewards of the current year's results.	Long-Term Equity Incentive Compensation—

To motivate executives through the opportunity to share in the rewards of sustained long-term results and value creation consisting of both time- and performance-based restricted stock.

Non-Performance Based Benefits:

To provide competitive benefits that encourage retention by supporting the security and protection of executives and their families, including:

■

Employment agreements and change in control and severance agreements;

■

Retirement and other benefits; and

■

Limited perquisites and other personal benefits.

The Compensation Committee takes a holistic approach to establishing the total compensation package for its executives and each element of compensation is interdependent on the other elements. Applying the Company's core values and drawing upon the principles and philosophy discussed above, the Compensation Committee utilizes these elements of compensation as building blocks to construct a complete compensation package for each executive that appropriately satisfies the core design criteria of pay for performance, alignment with shareholder interests, market competitiveness, proper governance and compliance with all legal and regulatory guidelines.

The mix and relative weighting of each compensation element reflect the competitive market and the Company's compensation philosophy. The mix of pay may be adjusted from time to time to best support our immediate or longer-term objectives, changes in executive responsibility, and internal consistency.

Target compensation for each NEO is a mix of short-term (cash) and long-term (stock) incentives. A substantial portion of this mix is at risk and varies based on the performance of the Company, including the creation of long term shareholder value. The emphasis on compensation elements related to performance is specifically intended to affect the actual level of compensation realized versus target. If the Company performs well (based on both internal objectives and peer group comparisons), award levels are intended to be strong. If the Company underperforms, award levels and values will be negatively impacted.

The mix of compensation awarded in 2018 to our NEOs reflects our compensation philosophy. A substantial portion of our executives' compensation is performance-based and at risk.

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CEO/Executive Chair

Other NEOs

Base Salary

Base salaries for our NEOs reflect their role and value to the Company. Base salaries are reviewed annually and adjusted as appropriate to reflect each NEO's performance, contribution, and experience as well as relative position to the market and each other. Base salary levels are a foundational component of compensation since several elements of compensation are linked to this core element (e.g., cash and stock incentives). At lower executive levels, base salaries represent the largest portion of total compensation, but at senior executive levels such fixed compensation is progressively replaced by compensation that is "at risk" and varies based on performance outcomes.

The Compensation Committee sets base salaries for NEOs by utilizing published survey data that is position specific. In addition, the committee, to the extent available, will supplement the survey data with proxy information on base salaries paid by the peer group to executive officers with comparable positions. The Committee will also allow for recognition of each executive's role, contribution, performance and experience. The Compensation Committee reviews base salaries annually, but may engage in additional reviews as necessary to address competitive increases or to reflect increases in a particular NEO's responsibilities.

In anticipation of the merger with MainSource, the Compensation Committee reviewed the realigned executive structure in September 2017 and established base salaries for all executive officers taking into account the size of the combined organization. The Committee also reviewed peer data in order to ensure that base salaries are competitive within the market, with a general goal of ensuring that base salaries and total compensation are competitive with the median of the market data. In the fourth quarter of 2018, the Compensation Committee engaged in a supplementary

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review of executive compensation and further adjusted the base salaries of certain executives to account for new roles and responsibilities. The table below provides the base salaries as of April 2, 2018:

Named Executive Officer	Base Salary

Claude E. Davis	$776,900

Archie M. Brown, Jr.	$776,900

John M. Gavigan[1]	$310,000

James M. Anderson	$360,000

Anthony M. Stollings	$415,000

Karen B. Woods[1]	$310,000

William R. Harrod	$285,000

Shannon M. Kuhl	$310,000

1.
Effective November 14, 2018, the Compensation Committee approved the following base salary increases:

  John Gavigan—increase to $340,000

  Karen Woods—increase to $350,000

Short-Term Incentive Compensation

Short-term incentives serve as a key mechanism to vary pay levels according to Company-wide short-term performance, linking executive financial rewards to the value delivered to our shareholders. Such incentives are earned and paid annually, but only after established threshold corporate performance levels are achieved. To underscore the importance of creating value for our shareholders, payouts for the Company's executive officers under the STIP are based entirely on corporate, rather than individual, performance. This approach also emphasizes that collective individual performances will result in improved business performance and favorably impact shareholder value.

2018 Target Compensation.    Generally, the Compensation Committee establishes target compensation levels for our executives under the STIP at the beginning of each fiscal year, taking into consideration such factors as the compensation philosophy, program objectives, relevant market data, individual performance and the scope and responsibility of each individual. In general, target short-term incentive opportunities are targeted at or below market median levels, with executives having the opportunity to earn higher payouts if warranted based on the overall performance of the Company.

In 2018, the Compensation Committee engaged in a review of the new executive team and adjusted STIP target levels effective with the April 1 closing date of the merger with MainSource. The Compensation Committee engaged in a second review of STIP compensation in November 2018 and adjustments were made to certain executives' targets effective November 14, 2018. The Compensation Committee believes the 2018 target compensation decisions provided reasonable target pay opportunities in relation to pay offered for comparable positions by financial services companies included in our peer group.

Target award opportunities are expressed as a percentage of actual base salary paid for the performance year for all participants. Actual awards may range from 0% to a maximum of 200% of the target award opportunity. The NEO target levels were as follows for the 2018 plan year:

Named Executive Officer	Target STIP (as a percentage of base salary)

Claude E. Davis	60%

Archie M. Brown, Jr.	60%

John M. Gavigan	50%

James M. Anderson	50%

Anthony M. Stollings	50%

Karen B. Woods[1]	40%

William R. Harrod	40%

Shannon M. Kuhl	40%

1.
Effective November 14, 2018, the Compensation Committee approved the following target STIP increase:

  Karen Woods—increase to 50%

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Our 2018 program specified incentive payments under the STIP to our named executive officers (other than William R. Harrod) are paid in cash up to 100% of target levels, with amounts earned above target paid in immediately-vested stock that is subject to a three-year holding period.

2018 Performance Measures

Performance measures and their relative weightings are selected and approved by the Compensation Committee based on their relevance as key, balanced measures that drive shareholder value creation and align with the Company's internal, board-approved business plan. Performance is measured over a 12-month period for all participants (including the NEOs).

Traditionally the STIP performance measures include a mix of 2-3 absolute and relative measures designed to reflect the Company's performance compared to its budget and its peers. For 2018, however, the Compensation Committee discussed the challenges of setting absolute performance goals given the uncertainty around the timing of the merger and appropriate goal-setting for the combined Company. Because of these challenges, the Compensation Committee approved the use of Return on Assets (ROA) relative to the KBW Regional Banking Index (KBW Index) as the single performance metric for 2018. The KBW Index is made up of approximately 50 regional banks (excluding the Company) located throughout the country that are generally within an asset and market capitalization range comparable to the Company. This peer group is broader than the Company's established peer group which is used for setting overall compensation. Additionally, the Committee adjusted the payout scale to require top performance (at or above the 90th percentile of the peer group) in order to achieve a 200% payout. The Committee believed this adjustment was appropriate to incent greater performance.

The Compensation Committee believed that relative Return on Assets was appropriate as the single metric in 2018 to measure short-term performance because of its strong correlation with shareholder value.

Based upon these considerations, the Committee approved the following metric for the Company's 2018 STIP:

		Payout

Metric	Weight	<25% of Peers	50% of Peers	75% of Peers	>90% of Peers

Return on Assets (relative to peer)	100%	0% Target Payout	100% Target Payout	150% Target Payout	200% Target Payout

  Total actual payout interpolated from 0% to 200% of target starting at threshold performance.

In order to generate a payout, the Company's ROA was required to exceed a threshold of the 25th percentile of the peer group. Thereafter, the actual payout was interpolated with a maximum of 200% of the payout of the target award opportunity.

Additionally, the Committee determined that no payouts under the STIP would be made if the Company's earnings per diluted share was below $0.

The Compensation Committee has discretion to make a downward adjustment to STIP payouts in the event of a material risk management failure or a material error that results in financial restatement. Additionally, the Compensation Committee has discretion to adjust the formulaically-calculated payout for performance in non-financial areas that may or may not directly affect the Company's achievement of specific financial metrics for a particular year, but are nevertheless important to the enhancement of shareholder value. The Committee did not make any adjustments in 2018 as a result of this discretion.

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2018 STIP Payouts

The calculation of the payouts for 2018 under the annual Short-Term Incentive Compensation Plan for all participants, including the named executive officers of the Company, was as follows:

		FFBC—12 months GAAP (adjusted) ending December 31, 2018 KRX Peer Group[1]—3Q18 ending September 30, 2018

Measure	FFBC Results (%)	FFBC Ranking (percentile)	Payout Multiple	Total Payout (%)	Peer Group Component Median (%)	Peer Group Component Top Quartile (%)	Peer Group Component Lowest Quartile (%)

Return on Assets	1.62	82.5	3.3	175.0	1.32	1.51	1.13

1.
Peer performance reflects data for the twelve months ended September 30, 2018. Company performance based on 12 month GAAP (adjusted) actuals ended December 31, 2018. Information concerning the reconciliation of non-GAAP information is provided in Appendix A.

Based upon the Company's performance at 175% of target, the Compensation Committee approved the following STIP payouts to the Company's NEOs for 2018, including the payment of cash up to each executive's target and stock with a three-year holding requirement for amounts above 100% of target:

Named Executive Officer	Total STIP Payout	Amount Paid in Cash	Amount Paid in Stock

Claude E. Davis	$815,744	$466,139	$349,605

Archie M. Brown, Jr.	$753,116	$430,352	$322,764

John M. Gavigan	$272,521	$155,726	$116,795

James M. Anderson	$297,740	$170,137	$127,603

Anthony M. Stollings	$360,224	$205,842	$154,382

Karen B. Woods	$220,107	$125,775	$94,332

William R. Harrod	$191,453	$191,453	—

Shannon M. Kuhl[1]	n/a	n/a	n/a

1.
Ms. Kuhl was not eligible for a payment under the STIP as a result of her separation in 2018.

Long-Term Incentive Compensation

The Company's long-term incentive program (LTIP) is designed for the Company's senior leaders who have a direct and measurable impact on the long-term performance of the Company. The LTIP is a key component of the total compensation package and is intended to help attract, motivate and retain top professionals in the organization. Because the LTIP awards vest over a three-year period, the awards serve to align management and shareholder interests, including the long-term success of the Company and increased shareholder value.

The LTIP awards for senior executives, including the NEOs, include a portion of restricted stock with time vesting and a portion of restricted stock with performance vesting.

Time-Based Restricted Stock Awards.    Time-based restricted stock awards generally vest over three years, with a third of each award vesting on each anniversary date of the date of grant. Dividends paid on restricted stock are held in escrow and not paid until the restrictions lapse and the stock is fully vested.

Performance-Based Restricted Stock Awards.    Performance-based restricted stock vests after three years only upon attainment of certain pre-determined performance measures (generally relative total shareholder return and relative return on assets). The award is structured such that at the end of the three-year performance period:

  ■
  No portion of the award may vest if performance against peers in the KBW Regional Bank Index is below the 25th percentile.

  ■
  Above median performance (60th percentile versus peers) must be achieved in order for 100% of the award to vest.

  ■
  The award has limited upside potential. The maximum payout is capped at 120% of the initial award amount for performance at or above the 75th percentile.

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Performance-based restricted stock comprised 50% of LTI for our Executive Chair and our CEO, and 25% of LTI for our other NEOs.

Vesting of 2015 LTIP Performance-Based Stock Awards

In 2018, the Committee approved the vesting of certain awards of performance-based restricted stock issued on March 10, 2015. The performance-based restricted stock vested on March 10, 2018, upon the attainment of the following performance targets, each of which made up 50% of the metric:

  ■
  Return on Assets compared to peer over the 36 months ended December 31, 2017; and

  ■
  Total Return compared to peer over the 36 months ended December 31, 2017.

The peer performance was calculated using the KBW Index. The calculation of the payouts for 2018 for all participants, including the named executive officers of the Company, was as follows:

	KBW Index Results			FFBC Percentile

Measure	25th Percentile	75th Percentile	FFBC Results	Ranking

Return on Assets	101.9	1.17	1.07	61.4

Total Return (%)	87.0	66.14	55.39	50.9

		Total Payout	94.4%

The following NEOs received grants of performance shares in 2015 and received final payouts in 2018:

	Original Grant	2018 Shares Awarded

Claude E. Davis	23,734	22,413

John M. Gavigan	995	940

Anthony M. Stollings	2,652	2,504

2018 LTIP Grants.    In March 2018, the Committee reviewed target compensation levels in the context of relative performance versus peers as well as survey and peer proxy data. The Committee also considered the size of the Company following the merger with MainSource and the new executive team, including the new roles and responsibilities for each team member. The Committee approved LTIP awards for executives based upon these adjusted roles, including awards to former MainSource employees who joined the executive team following the merger on April 1, 2018. The awards to former MainSource executives were contingent upon the closing of the MainSource merger. The following chart summarizes LTIP target amounts (as a percentage of base salary) for the named executive officers in 2018:

	Grant Date	LTI Target (%)	Total Number of Shares Granted	Grant Date Fair Value[1]	Shares of Time-based Restricted Stock Granted	Shares of Performance- based Restricted Stock Granted

Claude E. Davis	3/6/18	110%	30,146	$854,639	15,073	15,073

Archie M. Brown, Jr.	4/2/18	110%	29,622	$854,595	14,811	14,811

John M. Gavigan	3/6/18	50%	5,468	$155,018	4,101	1,367

James M. Anderson	4/2/18	50%	6,240	$180,024	4,680	1,560

Anthony M. Stollings	3/6/18	50%	7,320	$207,522	5,490	1,830

Karen B. Woods	4/2/18	40%	4,299	$124,026	3,224	1,075

William R. Harrod	3/6/18	40%	4,022	$114,024	4,022	—

Shannon M. Kuhl	3/6/18	40%	4,375	$124,031	3,281	1,094

1.
Based on a closing stock price of $28.35 per share as of March 6, 2018, and $28.85 per share as of April 2, 2018.

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Executive Benefits and Perquisites

In addition to the three key elements noted above, the Company provides its executives with certain other benefits and perquisites, as follows:

Employment, Severance and Change in Control Agreements.

The Company has entered into Employment and Non-Competition Agreements with Mr. Davis, Mr. Brown and Mr. Stollings, and Severance and Change in Control Agreements with its other NEOs. The purpose of the agreements is to secure the continued service and dedication of the executives and to provide for certainty and fairness in the event an executive's employment is terminated without cause or in the event of an actual or threatened change in control of the company. The Company believes the agreements are important in the Company's ability to attract and retain executives, particularly in the event the Company is engaged in a transaction which could constitute a change in control. Each of the NEOs entered into new employment or severance and change in control agreements in connection with the Company's merger with MainSource after consulting with the Company's compensation consultant and examining peer data regarding employment and change in control agreements.

The potential payments to be made to each of the NEOs in the event of their termination either without cause or in connection with a change in control are discussed in the tables on pages 60-61 of this proxy statement.

Pension and Other Deferred Compensation Plans

Pension Plan

The First Financial Bancorp Associate Pension Plan and Trust ("Pension Plan") is a tax-qualified pension plan covering eligible employees of the Company. See the Pension Benefits Table on page 55 for the material terms and conditions of the Pension Plan as applicable to the NEOs for 2018 who are currently employees of the Company.

Executive Supplemental Retirement Plan

The Company maintains a supplemental executive retirement plan to supplement the retirement benefits provided under the Pension Plan for certain senior executive officers of the Company in order to make up for legal limits applicable to the benefits provided under the Pension Plan. The SERP is an unfunded, unsecured pension benefit plan for a select group of highly compensated employees. See the Pension Benefits Table for the material terms and conditions of the SERP as they pertain to the NEOs for 2018

Split-Dollar and Group Term Life Insurance

The Company maintains split-dollar insurance on the lives of Claude Davis and Tony Stollings. Under the split-dollar insurance program, upon the death of a NEO, the company-owned life insurance policy first pays the Company the premiums that the Company paid for the policy, and then pays the NEO's beneficiary a death benefit equal to three times the executive's base salary in effect at his or her death.

In the event Mr. Davis terminates his employment and if he is eligible to receive an immediate retirement benefit under the Pension Plan (including an early retirement benefit), the Company will keep his life insurance policy in force until the executive's death with a death benefit payable to the executive's beneficiary equal to three times the executive's base salary at the time of his termination of employment. The Company no longer offers this retirement benefit provision in its life insurance policies. As of December 31, 2018, Mr. Davis is the only NEO eligible for this benefit.

All of the NEOs are eligible for the Company-paid group term-life insurance benefit that is available to all full-time associates in the amount of two times annual base salary up to $600,000.

Other Benefits.    Executives can participate in group medical and life insurance programs, a 401(k) plan with a discretionary performance-based contribution by the Company, and a pension plan, all of which are generally available to all of our associates on a non-discriminatory basis. The benefits serve to protect executives and their families against financial risks associated with illness, disability, and death and provide financial security during retirement through a combination of personal savings and Company contributions, taking advantage of tax-deferral opportunities where permitted.

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V. Compensation of Executives in 2019

In March 2019, the Compensation Committee met to consider the executive compensation program for 2019. The Committee, in consultation with its independent compensation consulant Meridian Compensation Partners, LLC, reviewed the Company's compensation philosophy, the overall structure of the compensation progam, the targets and metrics to be used in 2019, peer data regarding the mix and structure of compensation for executives in each role and the compensation to be awarded to executives. Based upon this review, the Compensation Committee approved certain changes to the Company's compensation program for 2019.

Based upon its review of peer data and its goal of executives receiving target total compensation and target total cash compensation slightly below the median of our peer group, the Committee authorized certain adjustments to executives' base compensation. Additionally, based on a review of the mix between short- and long-term compensation as well as the median long-term incentives paid within our peer group, the Committee approved certain adjustments to executives' long-term compensation targets beginning with the award in 2020.

The Committee also considered the performance metrics and payout under the Company's short-term incentive plan. The Committee noted the Company's outstanding performance following the merger in 2018, which represented performance within the top quartile of its peer group, and wanted to continue motivating top quartile relative performance while ensuring our absolute performance supports incentive payouts. Based upon these considerations, the Committee decided to continue the use of Return on Assets compared to the KBW Index as the primary metric (75%) for determining short-term incentive compensation, while adding a second credit-related metric (25%) to ensure credit quality remains strong. The Committee also established a requirement that earnings per share exceed a pre-set threshhold, below which the Committee is mandated to evaluate whether any short-term incentive payouts are appropriate. Finally, the Committee determined to remove the requirement that short-term executive compensation in excess of target (100% payout) be paid in stock with a three-year holding period. The Committee noted that this practice was not competitive with market, executives already receive a significant portion of their compensation in stock through the LTIP, and executives are each subject to minimum stock ownership requirements to ensure alignment with long-term shareholder interests.

VI. Policies, Guidelines and Other Practices

Evaluation for Excessive Risk in Compensation Programs

The following outlines the method by which the Company reviews and evaluates compensation programs, policies and procedures to prevent unnecessary and excessive risks that could threaten the value of the Company:

  ■
  The Compensation Committee discusses annually the governance structure and management practices to effectively monitor and manage risks in compensation programs, policies and procedures;

  ■
  To further mitigate risk, the Committee has responsibility for the design and evaluation of all executive compensation programs, including broad-based Short-Term and Long-Term Incentive Plans; and

  ■
  The Committee has responsibility to review and ratify the Company's non-executive incentive compensation plans. The Committee's review of incentive compensation plans is supported by management processes aligned with the Guidance on Sound Incentive Compensation Policies adopted by banking regulators in 2010. Incorporated into the management processes is a review, including a risk evaluation, of the components of the Company's incentive plans by human resources, finance, and risk management personnel.

In light of the above reviews, the Company and the Compensation Committee have not identified any risks arising from the Company's compensation programs, policies, and practices for the Company's NEOs, or in general our associates, that are reasonably likely to have a material adverse effect on the Company. It is both the committee's and management's intent to continue to evolve our processes going forward by monitoring regulations and best practices for sound incentive compensation.

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Clawbacks

The Committee has approved the Policy Regarding Recoupment of Incentive Compensation pursuant to which the Company may seek recoupment of all or part of any incentive compensation paid, or forfeiture of all or part of any incentive compensation to be paid, to senior management in the event:

  ■
  The officer's misconduct or negligence has resulted in the Company being required to restate its financial statements filed with the U.S. Securities and Exchange Commission due to material noncompliance with any financial reporting requirement.

  ■
  An incentive compensation award was based on materially inaccurate data resulting from an officer's fraud, willful misconduct, or gross negligence.

  ■
  The incentive compensation paid or to be paid is related to willful misconduct or gross negligence that either has had, or could reasonably be expected to have, a significant adverse reputational or economic impact on the Company (regardless of financial restatement).

  ■
  The Company becomes subject to any statute, regulation or other government direction that, in the opinion of legal counsel, requires the return of the incentive compensation paid to an officer.

This policy applies to all executive officers (including the NEOs) and all officers holding the title of senior vice president or higher (or equivalent positions). The policy will apply to all incentive compensation paid or received during three years prior to any event as described above.

Share Ownership Requirements

The Company maintains a share ownership requirement for its CEO and Executive Chair equal to the lesser of five times base salary or 250,000 shares. The CEO and Executive Chair are each currently in compliance with this requirement.

The share ownership requirement for the other NEOs and other executives is the lesser of two times base salary or 75,000 shares. The timeframe for executives to comply with this requirement is within two years from adoption of the policy or within five years of the executive being first appointed to a role with share ownership guidelines. All NEO's are currently in compliance, or within the time to comply, with this requirement.

In calculating executives' share ownership, the Company includes shares owned individually, unvested restricted shares (both time and performance based) and shares held in the Company's 401(k) plan or other non-qualified deferred compensation plan.

Use of Discretion and Other Factors in Pay Decisions

The exercise of discretion by the Compensation Committee in determining the various elements of compensation is an important feature of the Company's compensation philosophy. Because the Company has always taken a long-term view, we use judgment and discretion rather than relying solely on formulaic results, and we do not reward executives for taking outsized risks that produce short-term results. Therefore, the Company believes it is important that the Compensation Committee have sufficient flexibility to respond to: (i) the Company's unique circumstances; (ii) prevailing market trends; (iii) the rapidly evolving financial and regulatory environment in which the Company operates; (iv) the Company's use of cross-functioning of executive assignments and cross-training as a matter of executive development and succession planning; and (v) risk management objectives. The Company also believes it is in the best interest of the Company and its shareholders that the Compensation Committee have sufficient discretion to recognize and reward extraordinary individual performance in non-financial areas that may or may not directly affect the Company's achievement of specific financial metrics for a particular year, but are nevertheless important to long-range growth and the enhancement of shareholder value.

Tax Deductibility of Compensation

As part of its responsibilities, the Compensation Committee has historically reviewed and considered the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, which generally disallowed tax deductions for compensation of over $1 million to our covered executive officers unless that compensation met a "performance-based" exception.

Historically, significant aspects of the Company's compensation programs were designed to permit (but not require) compensation to qualify for this performance-based compensation exception. In December 2017, Section 162(m) was amended by the Tax Cuts and Jobs Act to eliminate the exception for performance-based compensation (other than

48        2019 Proxy Statement    |    Executive Compensation

with respect to payments made pursuant to certain "grandfathered" arrangements entered into prior to November 2, 2017), so that now any compensation above $1 million paid to covered executive officers is not deductible unless it qualifies as "grandfathered." Incentive payments and grants made to our covered executive officers in 2018 and thereafter under the STIP and the LTIP will not meet the grandfather requirements of Section 162(m) and will no longer be deductible to the extent compensation exceeds $1 million for a covered executive. Despite these new limits on the deductibility of performance-based compensation, the Compensation Committee continues to believe a significant portion of our NEOs' compensation should be tied to Company performance. Therefore, it is not anticipated that the changes to Section 162(m) will significantly impact the design of our compensation program going forward.

Stock-Based Compensation—Procedures Regarding Timing and Pricing of Grants

Our policy is to make grants of equity-based compensation only at current market prices. We have not granted options since 2008. At that time we set the exercise price of stock options at the closing stock price on the date of grant, and did not grant "in-the-money" options or options with exercise prices below market value on the date of grant. Absent special circumstances, it is our policy to make the majority of equity grants at a regularly scheduled meeting of our Compensation Committee. However, we may make a small percentage of grants at other times throughout the year, generally once per quarter, in connection with exceptional circumstances, such as the hiring or promotion of an executive officer, special retention circumstances, or merger and acquisition activity.

We try to make equity-based grants at times when they will not be influenced by scheduled releases of information. Grants of equity-based awards primarily have grant dates corresponding to regularly scheduled meetings of the Compensation Committee in the early part of the fiscal year. For 2018, we chose the March meeting of the Committee. This date allowed time for performance reviews following the determination of corporate financial performance for the previous year. We seek to make grants when our financial results have already become public, and when there is little potential for abuse of material non-public information in connection with equity-based grants. We believe we minimize the influence of our disclosures of non-public information on the long-term incentives by selecting meeting dates well in advance which fall several days or weeks after we report our financial results, and by setting the initial vesting periods at least one year from the date of grant. We follow the same procedures regarding the timing of grants to our NEOs as we do for all other participants.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on this review and these discussions, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

Members of the Compensation Committee
Thomas M. O'Brien, Chair Susan Knust, Vice Chair Erin Hoeflinger William Kramer

2019 Proxy Statement    |    Executive Compensation        49

COMPENSATION TABLES

Summary Compensation Table

The table below sets forth the annual and long-term compensation of (i) all officers who served as our principal executive officer in 2018, (ii) all officers who served as our principal financial officer during 2018, (iii) the three next most highly compensated executive officers for 2018 other than the officers who served as principal executive officer or principal financial officer, and (iv) Shannon M. Kuhl, who served as an executive officer through November 14, 2018, and who would have been included in the group described in clause (iii) if she had been an executive officer as of the end of 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)[4]	Non-Equity Incentive Plan Compensation ($)[5]	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)[6,7]	All Other Compensation ($)[8]	Total ($)

Claude E. Davis[1]	2018	$776,899	$200	$1,204,249	$466,140	$12,112	$126,517	$2,586,117
Executive Chairman of the Board	2017	$773,416	$100	$1,105,364	$464,278	$204,989	$126,913	$2,675,061
	2016	$750,889	$0	$938,769	$450,689	$143,332	$119,392	$2,403,071

Archie M. Brown, Jr.[2]	2018	$588,312	$100	$1,177,372	$430,352	$29,377	$29,728	$2,255,241
Chief Executive Officer

James M. Anderson[2]	2018	$273,846	$100	$307,641	$170,137	$13,673	$1,001	$766,398
Chief Financial Officer

John M. Gavigan[1]	2018	$310,539	$100	$271,834	$155,726	$21,725	$9,190	$769,114
Chief Operating Officer	2017	$291,577	$100	$183,193	$117,000	$23,456	$6,916	$622,242
	2016	$242,135	$0	$91,202	$72,712	$15,536	$5,647	$427,232

Anthony M. Stollings	2018	$411,419	$100	$361,916	$205,842	$33,671	$28,675	$1,041,623
EVP, Commercial Banking	2017	$399,900	$100	$287,314	$160,039	$41,281	$27,298	$915,932
	2016	$385,385	$0	$232,358	$154,295	$34,585	$21,323	$827,946

Karen B. Woods[2]	2018	$240,846	$100	$218,375	$125,775	$12,085	$1,748	$598,930
General Counsel and Chief Risk Officer

William R. Harrod	2018	$272,586	$100	$114,024	$191,453	$18,245	$7,540	$603,947
Chief Credit Officer

Shannon M. Kuhl[3]	2018	$297,167	$100	$124,031	$0	$22,821	$912,252	$1,356,371
Former Chief Risk Officer

1
Mr. Davis served as President and Chief Executive Officer and Mr. Gavigan served as Chief Financial Officer until April 1, 2018, after which they assumed their current roles.

2
Mr. Brown, Mr. Anderson and Ms. Woods joined the Company on April 1, 2018.

3
Ms. Kuhl served as an executive officer of the Company through November 14, 2018. Compensation reported includes compensation paid in all capacities in 2018, including amounts accrued in 2018 for severance payable after December 31, 2018.

4
Amounts represent the aggregate grant date fair value of stock awards granted under the First Financial Bancorp Amended and Restated 2012 Stock Plan (the "Amended and Restated 2012 Stock Plan") during the period, calculated in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") topic 718, Stock Compensation. Assumptions used in the calculation of these amounts are described in Note 19—Stock Options and Awards" to the Company's consolidated financial statements in the 2018 Annual Report at page 83. For Mr. Brown, Mr. Davis, Mr. Anderson, Mr. Gavigan, Mr. Stollings and Ms. Woods, includes the portion of the short-term incentive payout that exceeds target (100%), which was awarded in stock with a three year holding period. Also includes both time- and performance-based restricted stock awarded during the year shown. The grant date fair value of the performance based restricted stock is based on a target level of

50        2019 Proxy Statement    |    Executive Compensation

  performance and will likely vary from the actual amount the individual earns upon vesting of the awards. Assuming the highest level of performance, the grant date value of the 2018 awards would be:

Claude Davis	$512,783

Archie Brown	$512,757

Jamie Anderson	$54,007

John Gavigan	$46,505

Anthony Stollings	$62,257

Karen Woods	$37,217

Shannon Kuhl	$37,218

  For actual value received in 2018 for awards granted in previous years, see the table "Options Exercised and Stock Vested" in this proxy statement. For the number of shares of time-based and performance-based restricted stock awarded in 2018, see the "Grants of Plan Based Award Table" in this proxy statement.

5
Amounts represent cash bonuses paid under our short-term incentive plan for the years indicated. In 2018 (except Mr. Harrod), 2017 and 2016 for all NEOs, the amount above target (100%) was paid in stock with a three-year holding period and is reported in the Stock Awards column.

6
Amounts represent the annual net increase in the present value of accumulated benefits under the SERP and the Pension Plan for the relevant year. The present values of accumulated benefits under the SERP and Pension Plan were determined using assumptions consistent with those used for reporting purposes of these plans in the Company's Annual Report on Form 10-K for each year, with no reduction for mortality risk before age 65. See also the "Pension Benefits Table" in this proxy statement.

7
For 2018, Mr. Davis' nonqualified deferred compensation earnings were ($10,753) and earnings under the Supplemental Savings Plan were ($24,656). Please refer to the Nonqualified Deferred Compensation Earnings table and related narrative below for a detailed explanation of these items.

8
All other compensation consists of the following:

	Imputed Income Life Insurance	Accrued Dividends Paid on Vested Restricted Stock	Other	Total

Claude Davis	$12,120	$74,337	$40,061A	$126,517

Archie Brown	$1,816	$0	$27,912B	$29,728

Jamie Anderson	$633	$0	$368	$1,001

John Gavigan	$660	$5,993	$2,538	$9,190

Anthony Stollings	$10,942	$15,195	$2,538	$28,675

Karen Woods	$971	$0	$777	$1,748

William Harrod	$1,377	$5,113	$1,050	$7,540

Shannon Kuhl	$1,631	$6,061	$904,560C	$912,252

A
Includes $12,560 in organizational dues and memberships, a $598 parking benefit, $1,903 for the executive long-term disability benefit (including a tax gross-up), and a taxable housing and mileage allowance of $25,000 to compensate Mr. Davis for business related travel which will not be considered deductible business travel expenses by the Company.

B
Includes $2,360 in organizational dues and memberships, a $368 parking benefit, and $12,182 for relocation with associated tax gross-up of $13,002.

C
Includes $529 parking benefit, $1,884 for the executive long-term disability benefit (including a tax gross-up), and $902,148 in accrued severance pay.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. The CEO to median employee pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given

2019 Proxy Statement    |    Executive Compensation        51

the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.

Median Employee Total Compensation[1]	$53,297

CEO Total Annualized Compensation[2]	$2,447,779

Ratio of CEO to Median Employee Compensation	46:1

1
Our median employee's profile differs from our Chief Executive Officer due to the longer period of service with the Company. Any decrease in the median employee's pension value in 2018 has been disregarded in determining annualized compensation.

2
Mr. Brown joined the Company in April 2018 and had total compensation of $2,255,241 as reflected in the Summary Compensation table. Mr. Brown's annualized compensation, assuming he had served as our chief executive officer for the entire year, would have been $2,447,779.

For purposes of identifying the median employee, an employee roster as of November 1, 2018 was used to determine the employee population. Gross wages from 2018 were used as the compensation measure. Wages were annualized for those employees who were not employed for the full year of 2018, and also for those employees who were on an unpaid leave of absence during 2018. The median employee was selected from the annualized roster. The roster included 1,406 employees, approximately 8.5% of whom were scheduled to work less than 40 hours per week.

Grants of Plan-Based Awards

The following table shows all individual grants of plan-based awards to the NEOs of the Company during or for the fiscal year ended December 31, 2018, including the annual cash incentive award opportunity under the Company's short-term incentive plan, immediately vested restricted stock granted in lieu of cash under the Company's short-term incentive plan, and time-based and performance-based restricted stock awards under the Company's long-term incentive plan. Total value is computed utilizing the grant date market value for restricted stock awards.

								All Other Stock Award:	Grant Date Fair Value of
		Estimated Future Payouts Under Non-Equity Incentive Plans[1]			Estimated Future Payouts Under Equity Incentive Plans[2]			No. of Shares of Stock or	Stock and Options

Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	Units[3]	Awards[4]

Claude E. Davis	n/a	$0	$466,140	$932,280
	3/6/2018							15,073	$427,320
	3/6/2018				7,537	15,073	18,088		$427,320
	2/15/2019							12,495	$349,610

Archie M. Brown, Jr.	n/a	$0	$430,352	$860,704
	4/2/2018							14,811	$427,297
	4/2/2018				7,406	14,811	17,773		$427,297
	2/15/2019							11,536	$322,777

James M. Anderson	n/a	$0	$170,137	$340,274
	4/2/2018							4,680	$135,018
	4/2/2018				780	1,560	1,872		$45,006
	2/15/2019							4,561	$127,617

John M. Gavigan	n/a	$0	$155,726	$311,452
	3/6/2018							4,101	$116,263
	3/6/2018				684	1,367	1,640		$38,754
	2/15/2019							4,175	$116,817

Anthony M. Stollings	n/a	$0	$205,842	$411,684
	3/6/2018							5,490	$155,642
	3/6/2018				915	1,830	2,196		$51,881
	2/15/2019							5,518	$154,394

Karen B. Woods	n/a	$0	$125,775	$251,550
	4/2/2018							3,224	$93,012
	4/2/2018				538	1,075	1,290		$31,014
	2/15/2019							3,372	$94,349

William R. Harrod	n/a	$0	$109,402	$218,804
	3/6/2018							4,022	$114,024

Shannon M. Kuhl	3/6/2018							3,281	$93,016
	3/6/2018				547	1,094	1,313		$31,015

1
The amounts of the estimated future payouts under the non-equity incentive plans column represent each executive's opportunities in the event the Company met certain targets in 2018 pursuant to the terms of the Short-term Incentive Plan. Cash payouts for 2018 equal to 100% of target under the 2018 Short-Term Incentive Plan (STIP) were made February 15, 2019, for Messrs. Brown, Davis, Anderson, Gavigan, Stollings and Ms. Woods

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  and are included in the Summary Compensation Table. Amounts above 100% of target were awarded as immediately vested restricted stock on February 15, 2019 and are also included in the Summary Compensation Table. Such shares were awarded with a three-year holding period requirement. For additional information, see pages 42-43 of the Compensation Discussion and Analysis.

2
Awards represent shares of performance-based restricted stock issued under the Long-Term Incentive Plan that vests after three years upon the attainment of certain pre-determined performance measures (generally total shareholder return and return on assets in each case compared to peer). Depending on the performance level achieved, the maximum award that may be earned for these performance-based restricted shares is 120% of the initial shares awarded. Dividends paid on both types of restricted shares are held in escrow until such shares vest. For additional information, see pages 44-45 of the Compensation Discussion and Analysis.

3
Awards represent restricted shares awarded on March 6, 2018 and April 2, 2018 that vest annually in equal installments over a three-year period (subject to continued employment). Closing price of the Company's common shares on the date of March 6, 2018 grant was $28.35 and the April 2, 2018 grant was $28.85. For additional information, see page 45 of the Compensation Discussion and Analysis.

4
Amounts represent the aggregate grant-date fair value of stock awards, including performance shares and restricted stock, granted under the Company's Amended and Restated 2012 Stock Plan during 2018, calculated in accordance with ASC 718. See notes 2 and 3, above, for additional information regarding these awards. For the performance shares, the amounts have been calculated taking into consideration the probable outcome of the respective performance conditions as of the date of grant (target). Dividends accrued but not paid until the vesting of the awards of performance shares and restricted stock are not included in the amounts reflected in this column. Assumptions used in the calculation of these amounts are described in Note 19 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

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Outstanding Equity Awards at Fiscal Year End

The following table represents information regarding unexercised stock options and unvested stock awards outstanding for each NEO as of December 31, 2018. All restricted awards have been adjusted for stock dividends and stock splits. All values in the table are based upon a market value for our stock equal to the closing per share price of the Company's stock on the last trading date of the fiscal year, or $23.72 per share.

	Option Awards[1]				Stock Awards

Name	Number of Securities Underlying Unexercised Options/ Exercisable (#)	Number of Securities Underlying Unexercised Options/ Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Claude E. Davis					7,676	[2]	182,075	[2]	23,022	[6]	546,082	[6]
					10,379	[3]	246,190	[3]	15,567	[7]	369,249	[7]
					15,073	[4]	357,532	[4]	15,073	[8]	357,531	[8]

Archie M. Brown, Jr.	14,273	0	$11.59	2/3/2024	14,811	[5]	351,317	[5]	14,811	[9]	351,317	[9]

James M. Anderson	3,560	0	$9.86	4/10/2023	4,680	[5]	111,010	[5]	1,560	[9]	37,003	[9]
	5,225	0	$11.59	2/3/2024

John M. Gavigan					1,022	[2]	24,242	[2]	1,021	[6]	24,218	[6]
					2,187	[3]	51,876	[3]	1,093	[7]	25,926	[7]
					4,101	[4]	97,276	[4]	1,367	[8]	32,425	[8]

Anthony M. Stollings					2,706	[2]	64,186	[2]	2,706	[6]	64,186	[6]
					3,659	[3]	86,791	[2]	1,830	[7]	43,408	[7]
					5,490	[4]	130,223	[4]	1,830	[8]	43,408	[8]

Karen B. Woods					3,224	[5]	76,473	[5]	1,075	[9]	25,499	[9]

William R. Harrod					1,251	[2]	29,674	[2]
					1,749	[3]	41,486	[3]
					4,022	[4]	95,402	[4]

1.
All outstanding options were assumed in the Company's merger with MainSource Financial Group and were exercisable as of December 31, 2018.

2.
Time-based restricted stock that vested on March 8, 2019, pursuant to a grant in 2016, one-third of which vested on each of March 8, 2017, 2018 and 2019.

3.
Time-based restricted stock granted in 2017, pursuant to an award, one-third of which vested on each of March 7, 2018 and 2019 and one-third of which is scheduled to vest on March 7, 2020 (subject to continued employment).

4.
Time-based restricted stock granted in 2018, one third of which vested on March 6, 2019 and one third of which is scheduled to vest on March 6, 2020 and 2021 (subject to continued employment).

5.
Time-based restricted stock granted on April 12, 2018, that vests over three years in three equal installments on each anniversary date of the date of grant (subject to continued employment).

6.
Performance-based restricted stock granted on March 8, 2016 that may be earned upon completion of a three-year performance period ending on March 8, 2019 if performance levels (reflected at target in this table) are achieved.

7.
Performance-based restricted stock granted on March 7, 2017 that may be earned upon completion of a three-year performance period ending on March 7, 2020 if performance levels (reflected at target in this table) are achieved.

8.
Performance-based restricted stock granted on March 6, 2018 that may be earned upon completion of a three-year performance period ending on March 6, 2021 if performance levels (reflected at target in this table) are achieved.

9.
Performance-based restricted stock granted on April 2, 2018 that may be earned upon completion of a three-year performance period ending on April 2, 2021 if performance levels (reflected at target in this table) are achieved.

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Option Exercises and Stock Vested

The following table shows the stock options exercised by, and restricted stock that vested for, the NEOs in 2018 and the value realized upon exercise. The value realized is calculated based upon the closing price of the Company's stock on the date of vesting.

	Option Awards		Stock Awards

	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Claude E. Davis	—	—	51,878	1,502,680

Archie M. Brown	—	—	—	—

Jamie M. Anderson	—	—	—	—

John M. Gavigan	—	—	6,238	179,969

Anthony M. Stollings	—	—	9,749	279,793

Karen B. Woods	—	—	—	—

William R. Harrod	—	—	3,560	100,801

Shannon M. Kuhl	—	—	4,412	126,750

Pension Benefits

The following table shows, for each NEO, each pension plan that the NEO participates in, the number of years of credited service and the present value of accumulated benefits. Values reflect the actuarial assumptions used for financial reporting purposes. For details regarding the Company's Pension Plan and Executive Supplemental Retirement Plan, see page 46 of the Compensation Discussion and Analysis.

	Plan Name	Number of Years of Credited Service[1]	Present Value of Accumulated Benefit[2]	Payments During Last Fiscal Year

Claude E. Davis	Pension Plan	14	$289,186	$0
	SERP	14	$763,578	$0

Archie M. Brown	Pension Plan	1	$13,731	$0
	SERP	1	$15,646	$0

James M. Anderson	Pension Plan	1	$13,673	$0
	SERP	1	$0	$0

John Gavigan	Pension Plan	10	$101,483	$0
	SERP	10	$15,055	$0

Anthony M. Stollings	Pension Plan	12	$215,030	$0
	SERP	12	$100,614	$0

Karen B. Woods	Pension Plan	1	$12,085	$0
	SERP	1	$0	$0

William Harrod	Pension Plan	4	$56,519	$0
	SERP	4	$8,985	$0

Shannon Kuhl	Pension Plan	13	$152,454	$0
	SERP	13	$18,184	$0

1.
The number of years of service credited to the NEOs under the plan are computed as of December 31, 2018, the pension plan measurement date used for financial statement reporting purposes with respect to the registrant's audited financial statements in the Company's 2018 Annual Report and filed with the 2018 Form 10-K.

2.
The present value of accumulated benefits shown in this column is calculated as of December 31, 2018, the measurement date used for reporting purposes in the Company's 2018 Annual Report. Assumptions used in determining these amounts include a 4.31% discount rate, a 4.31% lump sum interest rate, and the 2019 PPA Mortality Table, described in IRS Notice 2018-02 consistent with assumptions used for reporting purposes in the Company's 2018 Annual Report filed with the Form 10-K of the present value of accumulated benefits under the SERP and Pension Plan, except without reduction for mortality risk before age 65. (See Footnote 15—Employee Benefit Plans to the consolidated financial statements contained in the Company's 2018 Annual Report filed with the 2018 Form 10-K—for information regarding the assumptions made by the Company for reporting purposes in the Company's 2018 Annual Report.)

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Pension Plan

The material terms and conditions of the Pension Plan as applicable to the NEOs for 2018 who are currently employees of the Company are as follows:

  Eligibility—The Pension Plan covers employees of the Company who have attained age 21 and completed the earlier of 1,000 hours of service within the first 12 months of employment or within a calendar year.

  Benefit Formula—The Pension Plan provides an accrual to a participant's account for each year in which the participant works 1,000 hours. All eligible associates receive a pension benefit annual accrual of 5% of compensation. For this purpose, compensation means the participant's total cash remuneration from the Company prior to contributions to a cafeteria plan or a 401(k) plan, including bonuses, overtime pay and other special cash remuneration. However, compensation cannot exceed the compensation limit of Code Section 401(a) (17).

  Interest—In 2018 participant accounts were credited with a rate of return equal to Vanguard Institutional Index Fund Institutional Shares (VINIX) and Vanguard Total Bond Market Index Fund Institutional Shares (VBTIX) weighted 40% and 60% respectively.

  Vesting—A participant becomes immediately vested in this retirement benefit upon hire.

  Distribution—A participant's account may be distributed at the participant's election at any time after the participant separates from service. However, generally, it must be distributed by April 1st of the calendar year following the date of termination or the date the participant attains age 70 1/2, whichever is later. The participant may elect to receive his account in a lump sum or as an annuity with an actuarial value equivalent to the value of his account. Each of our NEOs is eligible to participate in the Pension Plan with respect to the account balance formula and is fully vested in their Pension Plan retirement benefit.

  Traditional Pension Benefit Formula—Benefits accruing prior to January 1, 2008 are generally calculated based on benefit service and average monthly compensation as of December 31, 2007.

Executive Supplemental Retirement Plan

The Company maintains a supplemental executive retirement plan to supplement the retirement benefits provided under the Pension Plan for certain senior executive officers of the Company in order to make up for legal limits applicable to the benefits provided under the Pension Plan. The SERP is an unfunded, unsecured pension benefit plan for a select group of highly compensated employees. The material terms and conditions of the SERP as they pertain to the NEOs for 2018 are as follows:

  Eligibility—The SERP benefit is generally provided to those highly compensated employees of the Company whose compensation exceeds the IRS limits imposed on the Pension Plan and who have been designated as eligible to participate in the plan by the Company. All NEOs participated in the SERP in 2018.

  Benefit Formula—The SERP provides a benefit in excess of the IRS compensation and benefit limits imposed by Sections 401(a) (17) and 415 of the Code, respectively, with respect to the service benefit component of the Pension Plan and the account benefit component of the Pension Plan. The benefit under the SERP is calculated as the difference between (x) the lump sum or periodic benefit the executive would have received under the Pension Plan, but for the applicable IRS compensation limits under Section 415 and 401(a) (17) of the Code, and (y) the lump-sum or periodic benefit the executive is entitled to under the Pension Plan. Compensation and years of service under the SERP generally have the same meanings provided under the Pension Plan.

  Vesting—Participants are vested in their SERP benefit to the same extent they are vested in their retirement benefit provided under the Pension Plan. However, the Company generally reserves the right to forfeit and/or reduce a participant's benefit under the SERP.

  Time and Form of Payment—Payment of benefits under the SERP generally commence upon the participant's qualifying termination of employment. The benefit generally may be payable in an annuity or lump sum, as agreed to by the executive and the Company. Annual SERP allocations for all NEOs and other eligible executives are 5% of eligible earnings.

Nonqualified Deferred Compensation

The Company maintains two nonqualified deferred compensation plans for the Executive Chair: the First Financial Bancorp Deferred Compensation Plan ("DCP") and the Supplemental Savings Agreement ("SSA"). The DCP was

56        2019 Proxy Statement    |    Executive Compensation

frozen in 2010 to any future employee or Company contributions. Effective January 1, 2014, the annual Company contribution pursuant to the terms of the SSA was discontinued. No other NEO is eligible to participate in these plans. The table below shows earnings and distributions for the DCP and SSA.

Plan Name	Executive Contributions in Last Fiscal Year[1]	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year[1]	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year End[2]

Claude E. Davis
DCP	$0	$0	$(10,753)	$0	$232,117
SSA	$0	$0	$(24,656)	$0	$291,172

1.
Because the aggregate earnings resulted in a loss, the investment earnings for 2018 reported in this column are not included in the Summary Compensation Table.

2.
The aggregate balance for the DCP as of December 31, 2018 includes prior deferrals of base salary and bonus that were previously earned and reported as compensation on the Summary Compensation Table for prior years. These amounts have since been adjusted, pursuant to the terms of the plan, for investment performance (e.g., earnings and losses), deferral credits and distributions (as applicable).

Potential Post-Employment Payments

We have entered into employment agreements with certain NEOs and severance and change in control agreements with our other NEOs that will require the Company to provide severance payments in the event of a termination of employment (other than for cause) or a termination of employment or resignation in connection with a change in control of the Company. The summaries below are qualified in their entirety by reference to the agreements themselves, copies of which are available from the Company itself or from the Company's public filings with the SEC.

Employment and Non-Competition Agreements—Mr. Davis, Mr. Brown and Mr. Stollings

The Company is a party to Employment and Non-Competition Agreements (the "Employment Agreements") with Mr. Davis, Mr. Brown and Mr. Stollings, which provide generally as follows:

  Term.  Mr. Davis's employment agreement has an initial term of three years, ending on April 1, 2021, after which Mr. Davis is required to voluntarily resign from his role as Executive Chair. The agreement does not provide for any renewals. Mr. Brown's employment agreement has an initial term of three years ending April 1, 2021, and automatically renews for additional one year terms, and Mr. Stollings' agreement has an initial term of one year ending on April 30, 2019, and automatically renews for additional one year terms, in each case unless either party gives the other notice of an intention not to renew at least 90 days prior to the end of the current term.

  In the event of a change in control, Mr. Brown's and Mr. Stollings' agreements automatically renew for a two year term.

  Compensation.  Each of the employment agreements provides for the payment of base salary and participation in the Company's short-term and long-term incentive compensation plans. The base salary and the target short-term and long-term incentive compensation is subject to adjustment annually by the Compensation Committee. Mr. Davis' long-term incentive award during the third year of his agreement is subject to the sole discretion of the Board of Directors.

  Vesting of Awards.  So long as Mr. Davis remains employed for the full term of the agreement and satisfies other requirements of the agreement, all outstanding, unvested time-based restricted stock awards granted to him will immediately vest upon the expiration of the employment term.

  Severance Benefits.  Each of the Employment Agreements provides for the payment of severance benefits if, during the term of the agreement, the Company terminates the executive's employment without "Cause" (as defined in the agreements) or the executive resigns his employment with "Good Reason" (as defined in the agreements). Upon termination of employment by the Company without Cause (other than for disability or death) or by the executive for Good Reason, the executive is entitled to receive the following payments and benefits:

      ■
      earned and unpaid base salary through the date of termination;

      ■
      continued payment of base salary for 24 months;

2019 Proxy Statement    |    Executive Compensation        57

      ■
      installments equal to the lesser of (i) two and one-half times the executive's target bonus amount under the STIP, and (ii) two times the average of the STIP bonuses earned during the three years prior to the termination;

      ■
      outplacement assistance at the Company's expense (at a cost of up to 5% of base salary); and

      ■
      up to twelve months of the employer portion of COBRA premium payment contributions from the Company.

  If the executive's employment is terminated by reason of his death or long-term disability, by the Company for Cause or voluntarily by the executive other than for Good Reason, the Company's obligations to the executive are limited to payment of any accrued and unpaid base salary through the date of termination and the payment of any other benefits that are required to be provided to the executive under the terms of a plan or program in which he is a participant.

  For purposes of the Employment Agreements, the term "Good Reason" is defined as a termination of employment by the executive within ninety days of the initial existence of one of the conditions described below which occurs without his consent: (i) a material diminution in base salary; (ii) a material diminution in his authority, duties, or responsibilities as provided for in his employment agreement, or (iii) any other action or inaction that constitutes a material breach of the employment agreement by the Company. In order to terminate for Good Reason, the executive is required to provide notice to the Company of the existence of the applicable condition for termination within thirty days of the initial existence of the condition, upon the notice of which the Company will have sixty days during which it may remedy the condition and not be required to pay the severance amount. "Cause" is defined as a (i) felony indictment or guilty or nolo contendere plea relating to a felony; (ii) fraud or embezzlement; (iii) willful misfeasance or dishonesty; (iv) other action or criminal conduct which materially and adversely affects the business or financial condition of the Company; or (v) a performance failure that is not corrected with 15 days of written notice from the Board of Directors.

  Section 280G.  In the event that any of the payments or benefits provided under the Employment Agreements or otherwise would constitute an "excess parachute payment" as defined in Section 280G of the Code, the payments or benefits under such agreements will be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Code, if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made.

  Restrictive Covenants.  Each of Mr. Davis, Mr. Brown and Mr. Stollings is prohibited from revealing confidential information of the Company and disparaging the Company. In addition, the executives are prohibited from (i) competing with the Company or its affiliated companies while employed by the Company and for a period of 18 months following separation of employment (6 months in the case of Mr. Stollings) and (ii) soliciting clients or hiring employees of the Company or its affiliated companies while employed by the Company and for a period of two years following separation of employment.

Severance and Change in Control Agreements—Mr. Anderson, Mr. Gavigan, Ms. Woods and Mr. Harrod

The Company is a party to Severance and Change in Control Agreements with Mr. Anderson, Mr. Gavigan, Ms. Woods and Mr. Harrod (the "CIC Agreements") which provide generally as follows:

  Term.  Each of the CIC Agreements became effective on April 1, 2018 and continue for a one year term until April 30, 2019. The CIC Agreements renew automatically for successive one-year terms until either party gives notice of an intention not to renew at least 90 days prior to the end of the current term. In the event of a Change in Control, the term of the CIC Agreement will be the one-year period following the consummation of the Change in Control, without the possibility of non-renewal.

  Compensation.  Each of the CIC Agreements provides for the payment of base salary and participation in the Company's short-term and long-term incentive compensation plans. The base salary and the target short-term and long-term incentive compensation is subject to adjustment annually by the Compensation Committee.

  Severance Benefits.  Each of the Employment Agreements provide for the payment of severance benefits in the event the Company terminates his employment without "Cause" (as defined in the agreements) or the executive resigns his employment with "Good Reason" (as defined in the agreements) within 12 months following a Change in Control.

58        2019 Proxy Statement    |    Executive Compensation

  Under the terms of the CIC Agreements, upon termination of the executive by the Company without Cause (other than as a result of death or disability) and not in connection with a Change in Control, the executive will be entitled to receive the following payments and benefits:

      ■
      earned and unpaid base salary through the date of termination;

      ■
      continued payment of base salary for 24 months (12 months in the case of Mr. Harrod);

      ■
      if the executive is a "Covered Employee" under IRS rules, an amount equal to the lesser of (i) two and one-half times the executive's target bonus amount under the STIP, and (ii) two times the average of the STIP bonuses earned during the three years prior to the termination, and if the executive is not a "Covered Employee", two times his target bonus amount under the STIP (one times his target bonus in the case of Mr. Harrod);

      ■
      outplacement assistance at the Company's expense (at a cost of up to 5% of the executive's base salary); and

      ■
      up to twelve months of the employer portion of COBRA premium payment contributions from the Company.

  If the termination of the executive is in connection with a Change in Control, the executive will be entitled to receive the following payments and benefits:

      ■
      earned and unpaid base salary and vacation pay through the date of termination;

      ■
      continued payment of base salary for 24 months;

      ■
      an amount equal to two times his or her target amount under the STIP;

      ■
      outplacement assistance at the Company's expense (at a cost of up to 5% of the executive's base salary); and

      ■
      up to twelve months of the employer portion of COBRA premium payment contributions from the Company.

  As used in the CIC Agreements, "Change in Control" has the meaning given such term in the Company's Amended and Restated 2012 Stock Plan, or any stock plan intended to succeed the Amended and Restated 2012 Stock Plan. "Good Reason" means the employee's termination of employment within ninety (90) days following the expiration of any cure period (discussed below) following the occurrence, without the employee's consent, of one or more of the following: (i) a material reduction in the employee's base compensation (except where there is a reduction applicable to all similarly situated executive officers generally); provided, that a reduction of less than ten percent (10%) will not be considered a material reduction in base compensation; or (ii) a material breach by the Company of a material provision of the CIC Agreement. "Cause" is defined as a (i) felony indictment or guilty or nolo contendere plea relating to a felony; (ii) fraud or embezzlement; (iii) willful misfeasance or dishonesty; (iv) other action or criminal conduct which materially and adversely affects the business or financial condition of the Company; or (v) a performance failure that is not corrected with 15 days of written notice from the Chief Executive Officer or the Board of Directors.

  Section 280G.  In the event that any of the payments or benefits provided under the Employment Agreements or otherwise would constitute an "excess parachute payment" as defined in Section 280G of the Code, the payments or benefits under such agreements will be reduced to the maximum level that would not result in an excise tax under Section 4999 of the Code, if such reduction would cause the executive to retain an after-tax amount in excess of what would be retained if no reduction were made.

  Restrictive Covenants.  Each of the executives is prohibited from revealing confidential information of the Company and disparaging the Company. In addition, the executives are prohibited from (i) competing with the Company or its affiliated companies while employed by the Company and for a period of 6 months following separation of employment and (ii) soliciting clients or hiring employees of the Company or its affiliated companies while employed by the Company and for a period of two years following separation of employment.

Potential Payments for Termination Following a Change-in-Control

The table below summarizes the potential change-in-control benefits that would become payable to each of the NEOs as of December 31, 2018 pursuant to such NEO's employment agreement or severance and change in control agreement, as applicable, that was in effect on December 31, 2018, and under such executive's equity award agreements ("Equity Agreements").

2019 Proxy Statement    |    Executive Compensation        59

In calculating these benefits, we assumed a change in control of the Company on December 31, 2018. To the extent relevant, the amounts are based on the Company's closing share price on December 31, 2018 of $23.72 per share.

	Mr. Davis	Mr. Brown	Mr. Anderson	Mr. Gavigan	Mr. Stollings	Ms. Woods	Mr. Harrod

Change-in-Control ("CIC") Severance Benefits

Base Salary	$1,553,800	$1,553,800	$720,000	$680,000	$830,000	$700,000	$570,000

Bonus for Year of Separation	$1,165,350	$946,127	$360,000	$340,000	$518,750	$350,000	$228,000

General Health and Welfare Benefits / Outplacement	$55,080	$50,989	$23,676	$33,235	$32,645	$28,288	$14,250

CIC Severance Benefits	$2,774,230	$2,550,917	$1,103,676	$1,053,235	$1,381,395	$1,078,288	$812,250

Acceleration of Unvested Equity

Restricted Stock	$2,058,659	$702,634	$148,013	$255,963	$432,202	$101,972	$166,562

Accrued Dividends on Restricted Stock	$110,811	$17,477	$3,682	$11,421	$21,899	$2,536	$7,056

Unvested Options	$0	$0	$0	$0	$0	$0	$0

Total Unvested Equity	$2,169,469	$720,111	$151,694	$267,383	$454,101	$104,509	$173,618

Total Compensation Under Agreements

Cutback to avoid 280G Excise tax (if applicable)	$0	$0	$0	$0	$0	$0	$0

Total Benefits	$4,943,699	$3,271,027	$1,255,371	$1,320,618	$1,835,496	$1,182,796	$985,868

Payments for Termination Without Regard to a Change in Control

The table below summarizes the potential benefits payable to each of the NEOs pursuant to such NEO's employment agreement or severance and change in control agreement, as applicable, that was in effect on December 31, 2018, upon an involuntary termination of the NEO's employment by the Company without Cause or upon the NEO's resignation for "Good Reason" without regard to the occurrence of a change in control of the Company.

	Mr. Davis	Mr. Brown	Mr. Anderson	Mr. Gavigan	Mr. Stollings	Mrs. Woods	Mr. Harrod

Termination for Good Reason Severance Benefits

Base Salary	$1,553,800	$1,553,800	$720,000	$680,000	$830,000	$700,000	$285,000

Bonus for Year of Separation	$1,165,350	$946,127	$360,000	$340,000	$518,750	$319,378	$114,000

General Health and Welfare Benefits / Outplacement	$55,080	$50,989	$23,676	$33,235	$32,645	$28,288	$14,250

Total Benefits	$2,774,230	$2,550,917	$1,103,676	$1,053,235	$1,381,395	$1,047,665	$413,250

Payments for Voluntary Termination by NEO, Termination for Cause

In the event of a NEO's voluntary termination of the agreement (other than as specifically set forth in the agreement) or termination for cause, the NEO is not entitled to any special benefits under his employment agreement or any stock awards. All such benefits are void.

Payments upon Death or Disability

There are no additional benefits or payments due to disability of a NEO, other than under the existing disability policies of the Company that apply to all employees.

Upon the death of Mr. Davis, his estate would be entitled to three times his base salary at the time of death pursuant to the split-dollar life insurance policy previously discussed. All other NEOs are eligible for the Company-paid group life benefit that is available to all full time associates. See "Split-Dollar and Group Term Life Insurance."

Awards granted since January 1, 2014, immediately vest in the event of death or disability.

60        2019 Proxy Statement    |    Executive Compensation

Retirement Benefits

In the event of retirement by the NEOs, they would be entitled to certain retirement benefits that can be paid over time or taken in a lump sum. Below is a presentation regarding lump sum benefits for early retirement under the Pension Plan:

	Total Present Value of Accumulated Benefit using U.S. GAAP Assumptions ($)[1]	Total Present Value of Vested Accumulated Benefit using Actual Lump Sum Basis ($)[2]	Incremental Value due to the Difference between U.S. GAAP Assumptions and Actual Lump Sum Basis ($)[3]	Incremental Value due to Early Retirement Subsidies ($)[3]

Claude Davis	1,052,764	1,158,969	82,346	23,859

Archie M. Brown	29,377	29,418	41	—

Jamie Anderson	13,673	13,692	19	—

John Gavigan	116,538	137,474	20,936	—

Anthony Stollings	315,644	319,292	3,648	—

Karen Woods	12,085	12,042	(43)	—

William Harrod	65,504	65,594	90	—

1
See "Pension Benefits Table."

2
Calculated assuming NEO terminates employment on December 31, 2018 and receives an immediate lump sum distribution using the rate in effect for December 2018 payments.

3
For information purposes only. Allocates the increase in retirement value over the values shown in the Pension Benefit Table to its two primary sources: (i) difference between U.S GAAP assumptions and actual lump sum interest rate basis; and (ii) value of early retirement subsidies that are included in the actual lump sum payment if the NEO terminates employment.

Other than as set forth above, NEOs are not entitled to any additional benefits. For example, there currently is no acceleration of restricted stock or options upon retirement.

2019 Proxy Statement    |    Executive Compensation        61

2020 Annual Meeting Information

Shareholder Proposals for the 2020 Annual Meeting

If an eligible shareholder wishes to present a proposal to be included in the Company's proxy statement and form of proxy relating to the 2020 Annual Meeting of Shareholders, the proposal must be received by our Corporate Secretary no later than December 12, 2019 (120 calendar days prior to the anniversary of this year's proxy statement mailing date). Any such proposal must comply with Rule 14a-8 promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended. Upon receipt of such a proposal, we will determine whether or not to include the proposal in the proxy statement and proxy in accordance with applicable regulations.

If an eligible shareholder wishes to nominate a director at our 2020 Annual Meeting of Shareholders written notice of this nomination must be received by our Corporate Secretary, no later than February 27, 2020 (90 calendar days prior to the anniversary of this year's annual meeting).

All shareholder proposals should be sent to First Financial Bancorp, Attention: Karen B. Woods, Corporate Secretary, 255 E. Fifth Street, Suite 2900, Cincinnati, Ohio 45202.

April 18, 2019	BY ORDER OF THE BOARD OF DIRECTORS Karen B. Woods Corporate Secretary

62        2019 Proxy Statement    |    2020 Annual Meeting Information

Appendix A

Appendix: Non-GAAP to GAAP Reconciliation

Additional non-GAAP measures

	4Q18		3Q18		2Q18		1Q18		4Q17
(Dollars in thousands, except per share data)	As Reported	Adjusted	As Reported	Adjusted	As Reported	Adjusted	As Reported	Adjusted	As Reported	Adjusted
Net interest income (f)	$125,959	$125,959	$123,485	$123,485	$123,979	$123,979	$75,812	$75,812	$75,614	$75,614

Provision for loan and lease losses	5,310	5,310	3,238	3,238	3,735	3,735	2,303	2,303	(205)	(205)

plus: provision expense adjustment

Noninterest income	29,504	29,504	28,684	28,684	28,256	28,256	16,938	16,938	18,382	18,382

less: gains from the redemption of off balance sheet securitizations		(1,645)

plus: Bankcard interchange				340		341

plus: losses on sale of investment securities		60		279		30				(19)

Total noninterest income (g)	29,504	27,919	28,684	29,303	28,256	28,627	16,938	16,938	18,382	18,363

Noninterest expense	83,352	83,352	85,415	85,415	102,755	102,755	52,288	52,288	82,898	82,898

less: severance expense		4,221		2,200		4,546

less: historic tax credit investment write-down										11,328

less: merger-related expenses		3,264		5,205		19,397		1,985		8,444

less: indemnification asset impairment[1]								527		5,055

less: charitable foundation contribution										3,000

less: other								(113)		577

Total noninterest expense (e)	83,352	75,867	85,415	78,010	102,755	78,812	52,288	49,889	82,898	54,494

Income before income taxes (i)	66,801	72,701	63,516	71,540	45,745	70,059	38,159	40,558	11,303	39,688

Income tax expense	11,787	11,787	12,859	12,859	9,327	9,327	7,653	7,653	(13,508)	(13,508)

plus: tax effect of adjustments		1,239		1,685		5,106		504		9,935

plus: tax reform impact on DTLs & tax partnerships										8,191

plus: after-tax impact of historic tax credit write-down @ 35%										7,363

Total income tax expense (h)	11,787	13,026	12,859	14,544	9,327	14,433	7,653	8,157	(13,508)	11,981

Net income (a)	$55,014	$59,675	$50,657	$56,996	$36,418	$55,626	$30,506	$32,401	$24,811	$27,707

Average diluted shares (b)	98,468	98,468	98,484	98,484	98,432	98,432	62,181	62,181	62,132	62,132

Average assets (c)	13,768,958	13,768,958	13,822,675	13,822,675	13,956,360	13,956,360	8,830,176	8,830,176	8,731,956	8,731,956

Average shareholders' equity	2,042,884	2,042,884	2,021,400	2,021,400	2,000,093	2,000,093	929,474	929,474	920,194	920,194

Less:

Goodwill and other intangibles	(930,960)	(930,960)	(935,930)	(935,930)	(937,457)	(937,457)	(209,244)	(209,244)	(209,571)	(209,571)

Average tangible equity (d)	1,111,924	1,111,924	1,085,470	1,085,470	1,062,636	1,062,636	720,230	720,230	710,623	710,623

1. Impairment charge related to preliminary agreement to terminate FDIC loss sharing agreements.
Ratios

Net earnings per share—diluted (a)/(b)	$0.56	$0.61	$0.51	$0.58	$0.37	$0.57	$0.49	$0.52	$0.40	$0.45

Return on average assets—(a)/(c)	1.59%	1.72%	1.45%	1.64%	1.05%	1.60%	1.40%	1.49%	1.13%	1.26%

Return on average tangible shareholders' equity—(a)/(d)	19.63%	21.29%	18.52%	20.83%	13.75%	21.00%	17.18%	18.24%	13.85%	15.47%

Efficiency ratio—(e)/((f)+(g))	53.6%	49.3%	56.1%	51.1%	67.5%	51.6%	56.4%	53.8%	88.2%	58.0%

Effective tax rate—(h)/(i)	17.6%	17.9%	20.2%	20.3%	20.4%	20.6%	20.1%	20.1%	–119.5%	30.2%

First Financial Bancorp Notice of 2019 Annual Meeting and Proxy Statement    |    Appendix A        A-1

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 28, 2019. FIRST FINANCIAL BANCORP. XXXX XXXX XXXX XXXX (located on the following page). FIRST FINANCIAL BANCORP. 255 E. FIFTH STREET, 29TH FLOOR CINCINNATI, OH 45202 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E68713-P19292 See the reverse side of this notice to obtain Meeting Information Meeting Type: Annual Meeting For holders as of: April 1, 2019 Date: May 28, 2019 Time: 10:00 a.m. EDT Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/ffbc19. The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/ffbc19 and be sure to have the information that is printed in the box marked by the arrow

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E68714-P19292 Vote By Internet: Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow During The Meeting: Go to www.virtualshareholdermeeting.com/ffbc19. Have the information that is printed in the box marked by Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials Available to VIEW or RECEIVE: ANNUAL REPORTNOTICE AND PROXY STATEMENT How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 14, 2019 to facilitate timely delivery.

The Board of Directors recommends that you vote FOR the following: 1. Election of Directors Nominees: 01) 02) 03) 04) 05) 06) 07) 08) J. Wickliffe Ach Kathleen L. Bardwell William G. Barron Vincent A. Berta Cynthia O. Booth Archie M. Brown, Jr. Claude E. Davis Corinne R. Finnerty 09) 10) 11) 12) 13) 14) 15) Erin P. Hoeflinger Susan L. Knust William J. Kramer John T. Neighbours Thomas M. O'Brien Richard E. Olszewski Maribeth S. Rahe The Board of Directors recommends that you vote FOR the following proposals: 2. Ratification of Crowe LLP as the Company’s independent registered public accounting firm for 2019. 3. Advisory (non-binding) vote on the compensation of the Company’s executive officers. NOTE: The proxies are authorized to consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof. E68715-P19292 Voting Items

Voting Items

The Board of Directors recommends that you vote <u>FOR</u> the following:

1. Election of Directors

Nominees:

01) J. Wickliffe Ach
02) Kathleen L. Bardwell
03) William G. Barron
04) Vincent A. Berta
05) Cynthia O. Booth
06) Archie M. Brown, Jr.
07) Claude E. Davis
08) Corinne R. Finnerty
09) Erin P. Hoeflinger
10) Susan L. Knust
11) William J. Kramer
12) John T. Neighbours
13) Thomas M. O'Brien
14) Richard E. Olszewski
15) Maribeth S. Rahe

The Board of Directors recommends that you vote <u>FOR</u> the following proposals:

E68715-P19292

E68716-P19292

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 27, 2019 for shares held directly and by 11:59 p.m. Eastern Time on May 22, 2019 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ffbc19 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. FIRST FINANCIAL BANCORP. 255 E. FIFTH STREET, 29TH FLOOR CINCINNATI, OH 45202 VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 27, 2019 for shares held directly and by 11:59 p.m. Eastern Time on May 22, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E76687-P19292 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FIRST FINANCIAL BANCORP. The Board of Directors recommends that you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) 04) 05) 06) 07) 08) J. Wickliffe Ach Kathleen L. Bardwell William G. Barron Vincent A. Berta Cynthia O. Booth Archie M. Brown, Jr. Claude E. Davis Corinne R. Finnerty 09) 10) 11) 12) 13) 14) 15) Erin P. Hoeflinger Susan L. Knust William J. Kramer John T. Neighbours Thomas M. O'Brien Richard E. Olszewski Maribeth S. Rahe The Board of Directors recommends that you vote FOR the following proposals: For Against Abstain ! ! ! ! ! ! 2. Ratification of Crowe LLP as the Company’s independent registered public accounting firm for 2019. 3. Advisory (non-binding) vote on the compensation of the Company’s executive officers. NOTE: The proxies are authorized to consider and act upon such other matters as may properly come before the Annual Meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E76688-P19292 FIRST FINANCIAL BANCORP. ANNUAL MEETING OF SHAREHOLDERS May 28, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Scott T. Crawley and Maria L. Hinkel, or either of them, with full power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of First Financial Bancorp. (the "Company") to be held via a Virtual Shareholder Meeting (www.virtualshareholdermeeting.com/ffbc19) on Tuesday, May 28, 2019 at 10:00 a.m., Eastern Time, or at any adjournment thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise. Receipt of the accompanying proxy statement is hereby acknowledged. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote "FOR" the election of directors; and "FOR" Proposals Two and Three. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Continued and to be signed on reverse side